Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FIRST BUSEY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FIRST BUSEY CORPORATION

April 9, 2020

Dear Stockholders:

        We cordially invite you to attend the 2020 Annual Meeting of Stockholders of First Busey Corporation. The Annual Meeting will be held at 5 p.m., central time, on May 20, 2020, at 100 W. University Avenue, Champaign, Illinois 61820.

        We are furnishing our proxy statement, 2019 Annual Report and proxy card to stockholders over the internet. Our stockholders will receive a notice in the mail which contains instructions on how to access the proxy materials via the internet. By delivering proxy materials electronically to our stockholders, we can reduce the costs of printing and mailing our proxy materials. If you receive this notice but would still like to request paper copies of the proxy materials, please follow the instructions on the notice or as provided in the proxy statement.

        The items of business to be considered at the meeting include: (a) the election of nine directors for one-year terms expiring at the 2021 Annual Meeting of Stockholders; (b) the approval, in a nonbinding, advisory vote, of the compensation of our named executive officers, or a "say-on-pay" proposal; (c) the approval of the First Busey Corporation 2020 Equity Incentive Plan; (d) the approval of an amendment to the Company's Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 66,666,667 to 100,000,000; and (e) the ratification of the appointment of RSM US LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020. At the meeting, we will also review our performance in 2019 and update you on our strategic plans as we move forward.

        Your vote is important. We hope that you will be able to attend the Annual Meeting. Whether or not you plan to attend, please review the attached proxy statement and return your proxy card or vote by telephone or internet by following the preprinted instructions set forth on the proxy card.

        We intend to hold the Annual Meeting in person. However, we are monitoring the emerging public health impact of the coronavirus (COVID-19) and are considering the possibility that the Annual Meeting may be held by means of remote communication, including, but not limited to, holding only a virtual meeting. If we determine it is necessary or appropriate to take any additional steps regarding how we conduct the Annual Meeting, we will announce the decision to do so in advance, and details on how to participate in the Annual Meeting will be announced via press release and the filing of additional proxy materials with the Securities and Exchange Commission and will be available on our website at http://ir.busey.com. The health and well-being of our stockholders and employees is of primary importance to us. We will continue to monitor this situation, and as always we encourage you to vote your shares by proxy prior to the Annual Meeting.

Sincerely yours,

Gregory B. Lykins Chairman of the Board	Van A. Dukeman President and Chief Executive Officer

FIRST BUSEY CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2020

To the Stockholders of
First Busey Corporation:

        The 2020 Annual Meeting of Stockholders of First Busey Corporation, a Nevada corporation, will be held at 5 p.m., central time, on May 20, 2020, at 100 W. University Avenue, Champaign, Illinois 61820. The 2020 Annual Meeting is being held for the following purposes:

  1.
  to elect nine directors to hold office until the 2021 Annual Meeting of Stockholders or until their successors are elected and have qualified;

  2.
  to approve, in a nonbinding, advisory vote, the compensation of our named executive officers, as described in the accompanying proxy statement, which is referred to as a "say-on-pay" proposal;

  3.
  to approve the First Busey Corporation 2020 Equity Incentive Plan;

  4.
  to approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 66,666,667 to 100,000,000;

  5.
  to ratify the appointment of RSM US LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020; and

  6.
  to transact such other business as may properly be brought before the meeting and any postponements or adjournments of the meeting.

        Only stockholders of record at the close of business on March 23, 2020, are entitled to notice of, and to vote at, the 2020 Annual Meeting or any postponement or adjournment thereof. Even if you plan to attend the 2020 Annual Meeting in person, please sign, date and return your proxy card or vote by telephone or internet by following the preprinted instructions set forth on the proxy card.

        First Busey intends to hold the 2020 Annual Meeting in person. However, we are monitoring the emerging public health impact of the coronavirus (COVID-19) and are considering the possibility that the 2020 Annual Meeting may be held by means of remote communication, including, but not limited to, holding only a virtual meeting. If we determine it is necessary or appropriate to take any additional steps regarding how we conduct the 2020 Annual Meeting, we will announce the decision to do so in advance, and details on how to participate in the 2020 Annual Meeting will be announced via press release and the filing of additional proxy materials with the Securities and Exchange Commission and will be available on our website at http://ir.busey.com. The health and well-being of our stockholders and employees is of primary importance to us. We will continue to monitor this situation, and as always we encourage you to vote your shares by proxy prior to the 2020 Annual Meeting.

By Order of the Board of Directors

	Gregory B. Lykins Chairman of the Board	Van A. Dukeman President and Chief Executive Officer
Champaign, Illinois April 9, 2020

FIRST BUSEY CORPORATION

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 20, 2020

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of First Busey Corporation for use at the 2020 Annual Meeting of Stockholders (the "2020 Annual Meeting") to be held at 5 p.m., central time, on May 20, 2020, at 100 W. University Avenue, Champaign, Illinois 61820. The board has fixed the close of business on March 23, 2020, as the record date for determining the stockholders entitled to notice of, and to vote at, the 2020 Annual Meeting. On the record date, First Busey Corporation had 54,386,972 shares of common stock, par value $0.001 per share, outstanding and entitled to vote.

        First Busey Corporation's Annual Report on Form 10-K, which includes audited financial statements for the year ended December 31, 2019, is available for review at our website at http://www.busey.com by clicking on "Investor Relations" or at http://ir.busey.com. This proxy statement and the accompanying proxy card are first being made available to stockholders on or about April 9, 2020.

        For directions to attend the 2020 Annual Meeting in person, please call our office at (217) 365-4556. The principal executive offices of First Busey Corporation are located at 100 W. University Avenue, Champaign, Illinois 61820.

QUESTIONS AND ANSWERS

        The following information regarding the meeting and the voting process is presented in a question and answer format. As used in this proxy statement, the terms "First Busey," "we," "our," "us," and the "Company" all refer to First Busey Corporation and its subsidiaries. The term "Busey Bank" refers to First Busey's wholly-owned bank subsidiary, and is referred to herein as the "Bank."

Why did I receive access to the proxy materials?

        We have made the proxy materials available to you via the internet because on March 23, 2020, the record date for the 2020 Annual Meeting, you owned shares of First Busey common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the 2020 Annual Meeting. It also gives you information concerning these matters to assist you in making an informed decision.

        When you sign the enclosed proxy card or vote by telephone or internet, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card or vote by telephone or internet in advance of the meeting just in case your plans change.

        If you have voted via proxy card and an issue comes up for a vote at the meeting that was not identified on the proxy form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

Why did I receive a Notice Regarding the Availability of Proxy Materials instead of paper copies of the proxy materials?

        We are applying the Securities and Exchange Commission notice and access rule that allows us to furnish our proxy materials over the internet to our stockholders instead of mailing paper copies of those materials to each stockholder. As a result, beginning on or about April 9, 2020, we sent our stockholders by mail a Notice Regarding the Availability of Proxy Materials which contained instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received a Notice Regarding the Availability of Proxy Materials, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or as provided below.

        Full copies of the proxy statement and other materials for the 2020 Annual Meeting are available on the internet through our website at http://www.busey.com by clicking on "Investor Relations" or at http://ir.busey.com.

What if I lost my Notice Regarding the Availability of Proxy Materials?

        If you have lost or misplaced your notice, please contact:

    First Busey Corporation
    Attn: Mary E. Lakey, Shareholder Relations Specialist
    100 W. University Avenue
    Champaign, Illinois 61820
    Telephone: 217-365-4556
    E-mail: Mary.Lakey@busey.com

How can I request and receive a paper or e-mail copy of the proxy materials?

        If you want to receive a paper or e-mail copy of the 2019 Annual Report, proxy statement and proxy card, you must request them. There is no charge for requesting a copy of these documents, but you will be required to enter your 16-digit control number provided on your Notice Regarding the Availability of Proxy Materials. Please choose one of the following methods to make your request:

By internet: http://www.proxyvote.com
By telephone: 1-800-579-1639
By e-mail: sendmaterial@proxyvote.com

        Please make the request on or before May 6, 2020 to facilitate timely delivery.

What matters will be voted on at the meeting?

        You are being asked to vote on: (a) the election of nine directors of First Busey for a term of one year expiring at the 2021 Annual Meeting of Stockholders; (b) a nonbinding, advisory proposal to approve the compensation of our named executive officers (the "NEOs"), which is referred to as the "say-on-pay" proposal; (c) the First Busey Corporation 2020 Equity Incentive Plan (the "2020 Plan"); (d) an amendment to the Company's Articles of Incorporation, as amended (the "Articles"), to increase the number of authorized shares of common stock from 66,666,667 to 100,000,000 (the "Articles Amendment"); and (e) the ratification of the appointment of RSM US LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020. These matters are more fully described in this proxy statement.

If I am the record holder of my shares, how do I vote?

        Your vote is important. We encourage you to submit your proxy promptly. Internet and telephone proxy submission is available through 10:59 p.m., central time, on May 19, 2020. You may submit your proxy or vote in one of the following ways:

        Submit Your Proxy By Telephone.    You have the option to submit your proxy by telephone. In order to submit your proxy by telephone, please go to http://www.proxyvote.com and log in using the 16-digit control number provided on your Notice Regarding the Availability of Proxy Materials. There is a toll-free telephone number listed on the site which may be used to vote your proxy. Alternatively, if you request paper copies of the proxy materials, your proxy card will include the toll-free telephone number that you may use to submit your proxy.

        When you submit your proxy by telephone, you will be required to enter your 16-digit control number, so please have it available when you call. You may submit your proxy by telephone 24 hours a day. The telephone proxy submission system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your voting instructions.

        Submit Your Proxy By Internet.    You may also submit your proxy by the internet. The Notice Regarding the Availability of Proxy Materials indicates the website you may access for internet proxy submission using the 16-digit control number included in the notice. You may submit your proxy by the internet 24 hours a day. As with telephone proxy submission, you will be able to confirm that the system has properly recorded your voting instructions. You may incur telephone and internet access charges from your internet carrier if you submit your proxy by the internet.

        Submit Your Proxy By Mail.    If you elect to receive your proxy materials by mail and you are a holder of record, you can submit your proxy by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided to you. If you elect to receive your proxy materials by mail and you hold your shares in street name, you can submit your voting instructions by completing and mailing the voting instruction form provided by your bank, broker, trustee, or holder of record.

        If you sign and return your proxy card but do not mark the form to provide voting instructions, the shares represented by your proxy card will be voted "FOR" all nominees for director named in this proxy statement, "FOR" the say-on-pay proposal, "FOR" the approval of the 2020 Plan, "FOR" the Articles Amendment and "FOR" the ratification of the appointment of RSM US LLP.

        Vote in Person.    Although we recommend voting in advance of the meeting, you may vote in person by attending the annual meeting. At the meeting, we will distribute written ballots to anyone who wants to vote. Please note that if your shares are held in street name, you will need to arrange to obtain a "legal proxy" from your broker in order to vote in person at the meeting.

        First Busey intends to hold the 2020 Annual Meeting in person. However, we are monitoring the emerging public health impact of the coronavirus (COVID-19) and are considering the possibility that the 2020 Annual Meeting may be held by means of remote communication, including, but not limited to, holding only a virtual meeting. If we determine it is necessary or appropriate to take any additional steps regarding how we conduct the 2020 Annual Meeting, we will announce the decision to do so in advance, and details on how to participate in the 2020 Annual Meeting will be announced via press release and the filing of additional proxy materials with the Securities and Exchange Commission and will be available on our website at http://ir.busey.com. The health and well-being of our stockholders and employees is of primary importance to us. We will continue to monitor this situation, and as always we encourage you to vote your shares by proxy prior to the 2020 Annual Meeting.

If I hold shares in the name of a broker or other fiduciary, who votes my shares?

        If you received this proxy statement from your broker or other fiduciary who may hold your shares, your broker or other fiduciary should provide instructions to direct your fiduciary to vote your shares. Your fiduciary will vote your shares in the manner you direct. If you want to vote in person at the meeting, you will need to arrange to obtain a "legal proxy" from your broker or other fiduciary in advance of the meeting.

        Under the rules of various national and regional securities exchanges, brokers and other fiduciaries that hold securities on behalf of beneficial owners generally may vote on routine matters even if they have not received voting instructions from the beneficial owners for whom they hold securities, but are not permitted to vote on nonroutine matters if they have not received such voting instructions (commonly referred to as a "broker nonvote"). The ratification of the appointment of RSM US LLP is considered a routine matter, so your broker or other fiduciary may vote on this matter even if you do not provide voting instructions. However, the election of directors, the "say-on-pay" proposal, the approval of the 2020 Plan and the approval of the Articles Amendment is each considered a nonroutine matter. Thus, if you do not provide instructions to your broker or other fiduciary as to how to vote the shares beneficially owned by you, your broker or other fiduciary generally will not be permitted to vote the shares beneficially owned by you on any of these matters.

        We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

        A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by telephone or internet. If your shares are held in an account at such a bank or brokerage firm, you may vote your shares by telephone or internet by following the instructions provided by your bank or brokerage firm. If you submit your vote by internet, you may incur costs, such as cable, telephone and internet access charges from your internet provider. Voting your shares in this manner will not affect your right to vote in person if you decide to attend the meeting; however, you must first request a legal proxy from your broker or other fiduciary. Requesting a legal proxy prior to the voting deadline will automatically cancel any voting directions you have previously given by internet or by telephone with respect to your shares.

What does it mean if I receive more than one Notice Regarding the Availability of Proxy Materials?

        It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. To vote ALL of your shares by proxy, please follow the instructions and vote your proxy for each account.

What if I change my mind after I vote my proxy card?

        If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

  •
  using the internet or telephone methods described above, in which case only your last internet or telephone proxy submitted prior to the deadline will be counted;

  •
  signing another proxy card with a later date and returning that proxy card to:

    First Busey Corporation
    Attn: Mary E. Lakey
    100 W. University Avenue
    Champaign, Illinois 61820

  •
  sending notice to us at the address and attention above that you are revoking your proxy; or

  •
  voting in person at the meeting (attendance at the meeting will not in and of itself constitute the revocation of a proxy).

        If you hold your shares in the name of a broker or fiduciary and desire to revoke your proxy, you will need to contact your broker or fiduciary to revoke your proxy.

How many shares must be present in order for there to be a quorum at the 2020 Annual Meeting?

        A majority of the shares that are issued and outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if the stockholder either:

  •
  is present and votes in person at the meeting; or

  •
  has properly submitted a signed proxy card or other form of proxy.

        On March 23, 2020, the record date for the 2020 Annual Meeting, there were 54,386,972 shares of common stock issued and outstanding. Therefore, at least 27,193,487 shares need to be present in person or by proxy at the 2020 Annual Meeting.

What happens if a nominee is unable to stand for election?

        Although the board has no reason to believe any nominee will be unable to stand for election, the board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. You cannot vote for more than nine nominees.

What options do I have in voting on each of the proposals?

        In the election of directors, you may vote "FOR" or "WITHHOLD AUTHORITY TO VOTE FOR" each nominee. For the proposals with respect to say-on-pay, the 2020 Plan, the Articles Amendment and the, ratification of the appointment of RSM US LLP, and for any other proposal properly brought before the meeting, you may vote "FOR," "AGAINST" or "ABSTAIN."

How many votes may I cast?

        Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card or Notice Regarding the Availability of Proxy Materials indicates the number of shares owned by an account attributable to you.

How many votes are needed for each proposal?

        Directors will be elected by a plurality and the nine individuals receiving the highest number of votes cast "FOR" their election will be elected as directors of First Busey. The affirmative vote of a majority of the issued and outstanding shares of common stock will approve the Articles Amendment. Accordingly, so long as a quorum is present, abstentions and broker non-votes, if any, will have the same legal effect as a vote "AGAINST" the Articles Amendment. The holders of a majority of the shares having voting power and present at the annual meeting will be required to approve the say-on-pay proposal, to approve the 2020 Plan and to ratify the appointment of RSM US LLP and any other matter that arises at the 2020 Annual Meeting. Therefore, abstentions will have the same legal effect as a vote "AGAINST" these matters, while broker nonvotes, if any, will have no effect on these matters. Please note that, because the say-on-pay vote is advisory, the outcome of such votes will not be binding on the board of directors or the Executive Management Compensation and Succession Committee (the "Compensation Committee").

        In January 2017, First Busey adopted a majority voting policy, which requires an incumbent director who fails to receive the affirmative vote of a majority of the votes cast with respect to his or her election in an uncontested election at a meeting of stockholders to submit his or her resignation following certification of the stockholder vote. Such resignation will first be considered by the members of the Nominating and Corporate Governance Committee (other than the tendering director, if applicable), who will recommend to the board of directors whether to accept or reject the resignation after considering all factors deemed relevant by the committee, including, without limitation, any stated reasons as to why stockholders withheld votes from the director, any alternatives for curing the underlying cause of the "WITHOLD AUTHORITY FOR" votes, the director's tenure and qualifications, the director's past and expected future contributions to First Busey, and the overall composition of the board, including whether accepting the resignation offer would cause First Busey to be in violation of its constituent documents or fail to meet any applicable regulatory or contractual requirements. The board of directors (other than the tendering director) will then act to accept or reject the committee's recommendation no later than 90 days following the date of the stockholders' meeting after considering the factors considered by the committee and such additional information and factors as the board believes to be relevant.

Where do I find the voting results of the meeting?

        If available, we will announce voting results at the meeting. The voting results also will be disclosed in a current Report on Form 8-K that we will file within four business days after the meeting.

Who bears the cost of soliciting proxies?

        First Busey bears the cost of soliciting proxies. In addition to solicitations by mail, our officers, directors or employees may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

PROPOSAL 1:
ELECTION OF DIRECTORS

        The Nominating and Corporate Governance Committee (the "Nominating Committee") has nominated the nine nominees named below for election as directors at the 2020 Annual Meeting for a term expiring at the 2021 Annual Meeting of Stockholders or until their successors have been duly elected and are qualified.

        Over the past several years, the board of directors and the Nominating Committee have discussed and planned for director succession. Current directors David J. Downey and George T. Shapland have indicated that they will retire from the board of directors effective at the conclusion of the 2020 Annual Meeting. Since they are retiring from the board of directors, they were not re-nominated for election. With more than 52 years of combined service to First Busey, the board of directors thanks these directors for their significant contributions to the First Busey organization.

        Moreover, effective July 22, 2020, Mr. Lykins will step down from Chairman of First Busey into a Vice Chairman role at the Company, and will continue as an employee of the Company in a senior advisory role. Also effective July 22, 2020, Mr. Dukeman will become Chairman of First Busey in addition to his roles as President and Chief Executive Officer.

        It is intended that the proxies received in response to this solicitation will be voted for the election of the nine persons so nominated, unless otherwise specified. If, for any reason, any nominee becomes unavailable for election or declines to serve, persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the board. No circumstances are presently known which would render a nominee named herein unavailable.

        Set forth below under "Nominees" is certain biographical information concerning each nominee for director, including principal occupation and age. Unless otherwise noted, nominees for director have been employed in their principal occupation with the same organization for at least the last five years.

Required Stockholder Vote for Election of Directors

        Subject to First Busey's majority voting policy discussed on page 7, the directors are elected by a plurality and the nine individuals receiving the highest number of votes cast "FOR" their election will be elected as directors of First Busey.

Board Recommendation

        The board of directors recommends that you vote "FOR" each of the nominees listed below.

Nominees

Name (Age)	Director Since(1)	Positions with First Busey and Principal Occupation for the Past Five Years
George Barr (65)	2006	Mr. Barr is an attorney at the law firm of George Barr & Associates, and president and owner of The Barr Group, P.C., a real estate management and development company. Mr. Barr served as director and Chairman of the board of First Community Financial Partners, Inc. prior to its merger with First Busey in 2017. We have determined that Mr. Barr is "independent" under the rules of Nasdaq.
Stanley J. Bradshaw (62)	2006
		Mr. Bradshaw is a principal of Bradshaw Capital Management, LLC, an asset management and advisory firm serving institutional investors and eleemosynary organizations. Mr. Bradshaw served as Chairman of the board of Pulaski Financial Corp. prior to its merger with First Busey in 2016. Mr. Bradshaw has also been a director of Triad Business Bank based in Greensboro, North Carolina since February 2020. We have determined that Mr. Bradshaw is "independent" under the rules of Nasdaq.
Michael D. Cassens (45)	2003
		Mr. Cassens is an Assistant Professor in the Department of Media Arts at the University of Montana, where he has taught Computer Science and Game Development for over 20 years. He has also worked for the past 17 years as an independent software developer for companies such as Microsoft and Intel along with a variety of small to medium-sized businesses. Mr. Cassens spent 16 years as a director of TheBANK of Edwardsville ("TheBANK") and The Banc Ed Corp. ("BancEd"), prior to its merger with First Busey in 2019, serving on numerous committees. We have determined that Mr. Cassens is "independent" under the rules of Nasdaq.
Van A. Dukeman (61)	1994
		Mr. Dukeman is President and Chief Executive Officer of First Busey, as well as the Chairman of Busey Bank. Mr. Dukeman also serves as a director of FirsTech, Inc. Mr. Dukeman served as the President and Chief Executive Officer of Main Street Trust, Inc. prior to its merger in 2007 with First Busey. Effective July 22, 2020, Mr. Dukeman will become Chairman of First Busey in addition to his roles as President and Chief Executive Officer.
Karen M. Jensen (60)	2019
		Ms. Jensen is a registered professional engineer and serves as President and Chief Executive Officer of Farnsworth Group, Inc., a national full-service engineering, architecture and survey firm. Ms. Jensen served as a director of Busey Bank from March 2018 until September 2019 and as a director of South Side Trust & Savings Bank from June 2011 until its merger unto Busey Bank in March 2018. She has been a director of First Busey since September 25, 2019. We have determined that Ms. Jensen is "independent" under the rules of Nasdaq.

Name (Age)	Director Since(1)	Positions with First Busey and Principal Occupation for the Past Five Years
Frederic L. Kenney (61)	2018	Mr. Kenney is an attorney and Director of Christy-Foltz, Inc. and Foltz, Inc. Mr. Kenney served as an Associate General Counsel for Archer Daniels Midland (ADM) in Decatur, Illinois from 2001 to December 2018. Until his appointment to the First Busey board in 2018, Mr. Kenney served as a director of Busey Bank or its predecessors since 1995. We have determined that Mr. Kenney is "independent" under the rules of Nasdaq.
Stephen V. King (57)	2013
		Mr. King is a founding partner of Prairie Capital, L.P., a private equity firm. Mr. King also serves on the boards of directors of several of Prairie Capital's portfolio companies and several other privately held companies across a variety of industries. We have determined that Mr. King is "independent" under the rules of Nasdaq.
Gregory B. Lykins (72)	1994
		Mr. Lykins is Chairman of First Busey and a director of Busey Bank. Mr. Lykins served as the Chairman of Main Street Trust, Inc. prior to its merger in 2007 with First Busey. Mr. Lykins is also co-founder of Armory Capital, LLC, a family office investment company that invests in private enterprises in multiple industries, and serves on the boards of directors of several of its portfolio companies. Effective July 22, 2020, Mr. Lykins will step down from Chairman of First Busey into a Vice Chairman role at the Company, and will continue as an employee of the Company in a senior advisory role.
Thomas G. Sloan (71)	2010
		Mr. Sloan is Chief Executive Officer of Sloan Implement Company, an operator of John Deere dealerships. Mr. Sloan served as a director of Busey Bank from 2007 until his appointment to the First Busey board in 2010. Prior to 2007, he served on the Main Street Trust, Inc. board and audit committee. We have determined that Mr. Sloan is "independent" under the rules of Nasdaq.

(1)
Indicates the year first elected to the board of directors of First Busey, Main Street Trust, Inc., Main Street Trust's predecessor, BankIllinois Financial Corp., Pulaski Financial Corp., First Community Financial Partners, Inc. or The Banc Ed Corp.

        All directors will hold office for a term of one year, expiring at the 2021 Annual Meeting of Stockholders, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer. Finally, except for Mr. Bradshaw (in his capacity as director and Chairman of the Board of Pulaski Financial Corp., which was acquired by First Busey in 2016) and Mr. Barr (in his capacity as director and Chairman of the Board of First Community Financial Partners, Inc., which was acquired by First Busey in 2017), no nominee or director has been a director of another "public corporation" (i.e., subject to the reporting requirements of the Securities Exchange Act of 1934, or the "Exchange Act") or of any registered investment company within the past five years.

Director Qualifications

        We have established minimum criteria that we believe each director should possess to be an effective member of our board. Those criteria are discussed in more detail below in this proxy statement. The particular experience, qualifications, attributes or skills that led the board to conclude that each member is qualified to serve on the board and any committee he or she serves on is as follows:

        George Barr.    We consider Mr. Barr to be a qualified candidate for service on the board, Audit Committee and Enterprise Risk Committee due to his extensive legal and business experience. Mr. Barr's involvement with numerous local commercial, industrial, apartment, residential and entertainment real estate development projects provide him and the board with a detailed knowledge of the real estate markets in the areas of Northern Illinois in which the bank operates and provides loans.

        Stanley J. Bradshaw.    We consider Mr. Bradshaw to be a qualified candidate for service on the board, Nominating Committee and Compensation Committee due to his extensive experience with banks as the former Chairman of the Board of Pulaski Financial Corp. and as a private investor who provides the board with important insight into the financial markets and valuation issues, as well as insight into stockholder perspectives.

        Michael D. Cassens.    We consider Mr. Cassens to be a qualified candidate for service on the board, Enterprise Risk Committee and Audit Committee due to his extensive business knowledge. Additionally, we anticipate that his computer science knowledge, acquired as a professor and independent developer, positively enhances the diversity of skills presented by the board as a whole. His time on the board at The Banc Ed Corp. over 16 years provides the board with important insight into the greater St. Louis Missouri-Illinois Metropolitan Statistical Area.

        Van A. Dukeman.    We consider Mr. Dukeman to be a qualified candidate for service on the board due to his skills and experience in the financial services industry and the intimate familiarity with First Busey's operations he has acquired as its President and Chief Executive Officer and as the President and Chief Executive Officer of Main Street Trust, Inc. and its predecessors prior to their merger with First Busey in 2007.

        Karen M. Jensen.    We consider Ms. Jensen to be a qualified candidate for service on the board due to her extensive business experience, as well as the knowledge she has gained as a member of the board of directors of South Side Trust & Savings Bank and Busey Bank. We anticipate that Ms. Jensen's extensive consulting knowledge and the insights she has acquired in growing Farnsworth Group, Inc., both organically and through acquisitions, will positively enhance the diversity of experience represented by the board.

        Frederic L. Kenney.    We consider Mr. Kenney to be a qualified candidate for service on the board, Enterprise Risk Committee, and Audit Committee due to his skills and expertise in business law and his intimate knowledge of the First Busey organization due to his long-time service as a member of the Busey Bank board. Mr. Kenney is an attorney and Director of Foltz, Inc., which specializes in real estate ownership and development, and director of Christy-Foltz, Inc., a commercial construction company. Mr. Kenney served as Associate General Counsel for ADM in Decatur, Illinois from 2001 to December 2018.

        Stephen V. King.    We consider Mr. King to be a qualified candidate for service on the board, Nominating Committee and Compensation Committee due to his business and financial expertise acquired through his experience as a founding partner and managing member of a private equity firm, as well as due to his experience and knowledge gained as a member of the boards of directors of several of his firm's portfolio companies, which operate in a variety of industries.

        Gregory B. Lykins.    We consider Mr. Lykins to be a qualified candidate for service on the board due to his skills and experience in the financial services industry and the intimate familiarity with First Busey's operations he has acquired as its Vice Chairman and Chairman, and as the Chairman of Main Street Trust, Inc. and its predecessors prior to their merger with First Busey in 2007. Most recently, Mr. Lykins co-founded Armory Capital, LLC, a family office investment company that invests in private enterprises in multiple industries.

        Thomas G. Sloan.    We consider Mr. Sloan to be a qualified candidate for service on the board, Audit Committee and Nominating Committee due to his skills and expertise acquired as the Chief Executive Officer of a successful Midwest business headquartered in Assumption, Illinois, as well as his intimate familiarity with First Busey's operations acquired as a director of Busey Bank and First Busey since 2007 and 2010, respectively, and of Main Street Trust Inc. prior to its merger with First Busey in 2007.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

General

        The Company's board has established a set of Corporate Governance Guidelines that address board composition, the selection of directors, board meetings and committee meetings and other matters. The Corporate Governance Guidelines are available at our website at http://www.busey.com under "Investor Relations."

        Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of First Busey, which are monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full board, which are generally held every two months, special meetings, which are held from time to time, and through committee membership, which is discussed below. Our directors also discuss business and other matters with our key executives and our principal external advisers, such as our legal counsel, auditors and other consultants.

        A majority of our directors are "independent," as defined by Nasdaq listing standards, and the board has determined that the independent directors do not have other relationships with us that prevent them from making objective, independent decisions. Generally, the board undertakes an annual review of director independence. This independence review is further supplemented by an annual questionnaire that each director is required to complete and that contains a number of questions related to, among other things, independence and related-party transactions.

        In considering Mr. Downey's independence, our board of directors took into consideration his role as President of The Downey Group, Inc., which in 2019 received life insurance commissions of $29,426 relating to Busey Bank insurance coverage. In considering Ms. Jensen's independence, our board of directors took into consideration her role as President and Chief Executive Officer of Farnsworth Group, Inc., which in 2019 provided engineering and architecture services to the Bank of $82,711. The board of directors ultimately determined that Mr. Downey and Ms. Jensen are "independent" because the payments made to their companies did not and will not interfere with their exercise of independent judgment in carrying out their responsibilities as a director. Because of their current or past positions as executive officers of First Busey, Messrs. Dukeman and Lykins are not considered "independent."

        Our board of directors held five regular meetings, four special meetings, four executive sessions and one board strategic and study session during 2019. All the directors attended at least 75% of the board meetings and meetings of committees of which they were members. We require all our directors to attend the annual meeting of our stockholders. Last year all of our nominated directors attended the annual meeting, and we expect all of our directors will attend the 2020 Annual Meeting.

        The board of directors has established the Compensation Committee, the Audit Committee, the Nominating Committee, and the Enterprise Risk Committee, each of which is made up solely of independent directors.

        Any stockholder who wishes to contact the full board may do so: (a) in writing, in care of First Busey Corporation, 100 W. University Avenue, Champaign, Illinois 61820; or (b) electronically, through the hyperlink available at our website at http://www.busey.com. Communications to the full board should be directed to Mary E. Lakey, Corporate Secretary, who will forward all appropriate comments and communications to the board, while communications to the independent directors should be directed to Mr. Bradshaw.

Executive Management Compensation and Succession Committee

        The Compensation Committee met eight times in 2019. In 2019, the Compensation Committee was comprised of Joseph M. Ambrose until his death in January 2019, Stanley J. Bradshaw, David J. Downey, Stephen V. King, August C. Meyer, Jr. through May 2019, Elisabeth M. Kimmel until her resignation in March 2019, and George T. Shapland since July 2019. Each member is an "independent" director as defined by Nasdaq listing requirements and Rule 10C-1 under the Exchange Act, an "outside" director pursuant to Section 162(m) of the Internal Revenue Code and a "non-employee" director under Section 16 of the Exchange Act. Following the death of Joseph M. Ambrose in January 2019, Stephen V. King was appointed Chairman of this committee. The composition of the Compensation Committee through the end of 2020 may be adjusted following the election of the board of directors at the 2020 Annual Meeting. The Compensation Committee charter is available at our website at http://www.busey.com under "Investor Relations."

        The responsibilities of the Compensation Committee include the approval, and recommendation to the full board in certain circumstances, of the compensation of our Chief Executive Officer and other senior executive officers. The Compensation Committee also reviews and analyzes existing and potential management succession issues.

Audit Committee

        The Audit Committee provided an update to the board of directors at the board's eight regular meetings during 2019. The Audit Committee met separately from the full board eight times in 2019. In 2019, the Audit Committee was comprised of Frederic L. Kenney (Chairman), George Barr, Thomas G. Sloan, Stephen V. King until July 2019, George T. Shapland until July 2019 and Michael D. Cassens since July 2019. Each of these committee members is considered "independent" according to Nasdaq listing requirements and Rule 10A-3 under the Exchange Act, as required for audit committee membership. The board of directors had determined that Mr. Kenney qualified as an "audit committee financial expert" under the regulations of the Securities and Exchange Commission based on his level of education and experience, as described previously in this proxy statement. The composition of the Audit Committee, including the designation of one of its members as an "audit committee financial expert," may be adjusted through the end of 2020 following the election of the board of directors at the 2020 Annual Meeting.

        The responsibilities and functions of the Audit Committee and its activities during 2019 are described in more detail under the heading "Report of the Audit Committee" in this proxy statement. The Audit Committee charter is available at our website at http://www.busey.com under "Investor Relations."

        The Audit Committee has adopted procedures for the treatment of complaints or concerns regarding accounting, internal accounting controls or auditing matters. In addition, the Audit Committee reviews and approves all related-party transactions, except for those lending relationships and transactions that are approved under the Bank's policies. The Audit Committee has also implemented pre-approval policies and procedures for all audit and non-audit services. Generally, the Audit Committee requires pre-approval of any services to be provided by our auditors, RSM US LLP, to First Busey or any of our affiliates. Additionally, the Audit Committee also pre-approves other services provided by third parties related to compliance with the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") and tax and accounting matters. The pre-approval procedures also allow Mr. Kenney, the committee's Chairman, to individually pre-approve services in the event that a meeting cannot be held prior to the necessary action.

Nominating and Corporate Governance Committee

        The Nominating Committee met five times in 2019. In 2019, the Nominating Committee was comprised of Stanley J. Bradshaw (Chairman), Thomas G. Sloan, George T. Shapland, David J. Downey through July 2019 and Stephen V. King since July 2019. Each member is considered "independent" according to Nasdaq listing requirements. The composition of the Nominating Committee through the end of 2020 may be adjusted following the election of the board of directors at the 2020 Annual Meeting.

        Responsibilities of the Nominating Committee include the nomination of individuals as members of the board, the review of qualifications of directors to stand for re-election and the implementation and maintenance of our corporate governance procedures. The Nominating Committee charter is available at our website at http://www.busey.com under "Investor Relations."

        The Nominating Committee reviews qualified candidates for directors and focuses on those who present varied, complementary backgrounds that emphasize both business experience and community standing. While we do not have a separate diversity policy, the committee does consider the diversity of our directors and nominees in terms of knowledge, experience, skills, expertise, and other demographics which may contribute to the board. The Nominating Committee also believes that directors should possess the highest personal and professional ethics.

        First Busey's Corporate Governance Guidelines have established the following minimum criteria, which it considers necessary for service on the board:

  •
  possession of the highest personal and professional ethics, integrity and values;

  •
  effective leadership and sound judgment in the nominee's professional life;

  •
  exemplary management and communication skills;

  •
  active leadership in the nominee's profession, business or organization;

  •
  knowledge of business, economic and community issues;

  •
  a lack of conflicts of interest that would prevent the nominee from serving on the board; and

  •
  for non-employee nominees, independence from management to the extent required in order for a majority of the board to be made up of directors who meet the definition of an "independent director" as set forth by Nasdaq.

        The Nominating Committee reviews the qualifications of each potential candidate for director and identifies nominees by consensus.

        The Nominating Committee evaluates all candidates in the same way, reviewing the aforementioned factors, among others, regardless of the source of such candidate, including stockholder recommendation. Because of this, there is no separate policy with regard to consideration of candidates recommended by stockholders. The Nominating Committee did not receive any stockholder recommendations for director nominees for 2020. No third party was retained, in any capacity, to provide assistance in either identifying or evaluating potential director nominees for 2020.

Enterprise Risk Committee

        The Enterprise Risk Committee met four times in 2019. In 2019, the Enterprise Risk Committee was comprised of George Barr (Chairman), Joseph M. Ambrose until his death in January 2019, Frederic L. Kenney, Elisabeth M. Kimmel until her resignation in March 2019, Michael D. Cassens since July 2019 and David J. Downey since July 2019, each of whom is an "independent" director as defined by Nasdaq listing requirements and Rule 10C-1 under the Exchange Act and a "non-employee" director under Section 16 of the Exchange Act. The composition of the Enterprise Risk Committee through the end of 2020 may be adjusted following the election of the board of directors at the 2020 Annual Meeting. The Enterprise Risk Committee charter is available at our website at http://www.busey.com under "Investor Relations."

        The responsibilities of the Enterprise Risk Committee include oversight of the Company's risk management strategies, policies, and practices related to the identification, assessment, monitoring and management of the Company's risks.

Director Nominations and Qualifications

        In order for a stockholder nominee to be considered by the Nominating Committee to be its nominee at the 2021 Annual Meeting, the nominating stockholder must file a written notice of the proposed director nomination with our Corporate Secretary, at 100 W. University Avenue, Champaign, Illinois 61820, no earlier than the close of business on February 19, 2021 and no later than the close of business on March 21, 2021. The stockholder's notice of intention to nominate a director must include: (a) for each person to be nominated: (i) the name, age and business and residence address of each nominee; (ii) the principal occupation or employment of each nominee; (iii) the class and number of shares of stock owned by the nominee on the date of the notice; and (iv) any information that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D under the Exchange Act, in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether the person is subject to the provisions of such regulations; and (b) as to the stockholder giving notice: (i) the name and address of record of the nominating stockholder and the names and addresses of any other stockholders supporting each respective nominee; and (ii) the class and number of shares of stock owned by the nominating stockholder and any other stockholders supporting the nominees on the date of the notice. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Nominating Committee may request additional information in order to make a determination as to whether to nominate the person for director.

        The Nominating Committee identifies nominees by first evaluating the current members of the board who are willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service or if the committee or the board decides not to re-nominate a member for re-election, the committee would identify the desired skills and experience of a new nominee in light of the criteria above. Once elected, each director is subject to First Busey's director stock ownership policy. Previously this policy required each director to own stock in First Busey in an amount equal to three times his or her annual cash retainer. However, in July 2019, the board of directors amended this stock ownership policy such that each director is now required to own stock in First Busey in an amount equal to five times his or her annual cash retainer, which is currently $38,000.

        For the 2020 Annual Meeting, upon the recommendation of the Nominating Committee, the board of directors nominated for election to the board nine incumbent directors. First Busey did not receive any stockholder nominations for directorships for the 2020 Annual Meeting.

Other Stockholder Proposals

        If a stockholder intends to present a proposal at First Busey's 2021 Annual Meeting, our Corporate Secretary must receive notice of such matter no earlier than the close of business on February 19, 2021 and no later than the close of business on March 21, 2021 to be considered timely. The notice must otherwise comply with our bylaws.

Board Leadership Structure

        Our board does not have a formal policy requiring the separation of the roles of Chairman of the board and Chief Executive Officer. It is our directors' view that rather than having a rigid policy, the board, with the advice and assistance of the Nominating Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate.

        The positions of Chairman of the board and Chief Executive Officer are currently held by separate individuals. Effective July 22, 2020, Mr. Lykins will step down from Chairman of First Busey and into a Vice Chairman role at the Company, and will continue as an employee of the Company in a senior advisory role. Also effective July 22, 2020, Mr. Dukeman will become Chairman of First Busey in addition to his roles as President and Chief Executive Officer. We believe this board leadership structure is the most appropriate at this time because of the efficiencies achieved in having the role of Chairman and Chief Executive Officer combined, and because the detailed knowledge of our day-to-day operations and business that the Chief Executive Officer possesses greatly enhances the decision-making processes of the board as a whole. Over his 33-year career at First Busey and Main Street Trust, Inc. prior to its merger with First Busey, Mr. Dukeman has developed extensive knowledge of, and deep experience in, First Busey and the banking industry. Moreover, the board believes that having Mr. Dukeman serve in both capacities is in the best interests of the Company and its stockholders because it enhances communication between the board and management and allows Mr. Dukeman to more effectively execute the Company's strategic initiatives and business plans and confront its challenges.

        Because the Chairman of the board is not an independent director, our board of directors has a separate lead independent director. The position of lead independent director is currently filled by Mr. Bradshaw. The Nominating Committee reviews this appointment annually with the full board ratifying the committee's selection. The lead independent director assists the board in assuring effective corporate governance. The duties and responsibilities of the lead independent director are as follows:

  •
  act as a liaison on behalf of the independent directors with the Chairman of the board;

  •
  preside at all meetings of the independent directors;

  •
  consult with the Chairman of the board on the agendas and the schedules for meetings of the board;

  •
  determine, in conjunction with the board, the need for, have the ability to call and preside at meetings of the independent directors; and

  •
  perform such other duties and responsibilities as may be assigned to the lead independent director by the board.

Board's Role in Risk Oversight

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, credit risks, regulatory risks, audit risks, reputational risks and others, such as the impact of competition or risk-related behavior that may be affected by our compensation plans. Management is responsible for the day-to-day management of risks First Busey faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. We also have a Chief Risk Officer, who is responsible for the coordination and oversight of the organization's risk management processes. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

        While the full board of directors is charged with ultimate oversight responsibility for risk management, various committees of the board and members of management also have responsibilities with respect to our risk oversight. In particular, the Enterprise Risk Committee was formed in 2018 to oversee the Company's risk management strategies, policies, and practices related to the identification, assessment, monitoring and management of the Company's risks. Further, the Audit Committee plays a large role in monitoring and assessing our financial, legal and organizational risks and receives regular reports from the management team's senior risk officers regarding comprehensive organizational risk as well as particular areas of concern. The board's Compensation Committee monitors and assesses the various risks associated with compensation policies and oversees incentive plans to ensure a reasonable and manageable level of risk-taking consistent with our overall strategy. Additionally, our Chief Credit Officer and loan review staff are separately responsible for overseeing our credit risk.

        We believe that establishing the right "tone at the top" and providing for full and open communication between management and our board of directors are essential for effective risk management and oversight. Our executive management meets regularly with our other senior officers to discuss strategy and risks facing First Busey. Senior officers attend many of the board meetings or, if not in attendance, are available to address any questions or concerns raised by the board on risk management-related and any other matters. Additionally, each of our board-level committees provides regular reports to the full board and apprises the board of our comprehensive risk profile and any areas of concern.

Code of Ethics

        We have a code of ethics in place that applies to all of our directors, officers and employees. The code sets forth the standard of ethics that we expect all of our directors, officers and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The text of this code of ethics may be found under "Investor Relations" on our website at http://www.busey.com. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.

Social Responsibility

        Working with our communities to support the arts, advocate for youth and help those in need, First Busey and its employees work to bridge needs through financial contributions, as well as human and social capital—energetic volunteers and leaders advocating for and working to better our communities. That's been our promise since we opened our doors more than 150 years ago, and it remains our promise today. Through annual initiatives like Community Promise Month, providing paid monthly service hours for employees, coaching little league and offering financial tools guidance to nonprofits, we are committed to improving the quality of life in the communities we serve.

        Our employees are recognized as being actively involved community members and stewards, serving on numerous nonprofit boards and volunteering their time and energy to positively impact countless charitable causes. Alongside our employees, we work in our underserved communities to enact positive, lasting change and to further our longstanding commitment to providing local, community banking in racially and economically diverse communities through donations, sponsorships and scholarships. Over $1 million is contributed to our communities annually, including 2019's United Way and Promise a Plate social campaigns, through which we gifted over $400,000 and donated more than 185,000 meals to local foods banks, respectively. Our employees volunteer more than 20,000 hours annually to over 450 organizations across our footprint. Additionally, over the past five years, we have originated approximately $181 million in Small Business Administration loans and over $880 million in community development loans.

        Since our founding in 1868, we have been committed to being a good community steward—continuing this commitment today is possible through active, committed employees. The Company remains committed to supporting our employees through robust training and leadership programs and corporate wellness efforts that support their personal and professional wellbeing. By investing in our employees and empowering them to exceed the needs of customers, and working together to strengthen our communities, our shareholders are rewarded with a vibrant, thriving company.

DIRECTOR COMPENSATION

        In general, director compensation for non-employee directors who served on the board during 2019 included a cash retainer and share-based compensation in the form of deferred stock units ("DSUs"). DSUs are subject to the same terms as restricted stock units ("RSUs"), except that, following vesting, settlement is deferred and occurs within 30 days following the earlier of separation from the board or a change in control of First Busey.

        The Compensation Committee utilized an external consultant, Frederic W. Cook & Co., Inc. ("F.W. Cook") and legal counsel to review director compensation in 2018. Based on F.W. Cook's 2018 report and 2019 recommendations, effective July 2018, the annual cash retainer for non-employee directors was increased from $30,000 to $35,000. Effective July 2019, the annual cash retainer for non-employee directors was increased from $35,000 to $38,000, the retainers for the Chair of the Audit Committee and the Chair of the Nominating Committee increased from $7,500 to $10,000 annually. Consistent with past practices, the Chair of the Compensation Committee and the Chair of the Enterprise Risk Committee receives $7,500 annually. Any director serving on the Director's Loan Committee receives $6,000 annually. In addition, non-chairman directors each receive an annual cash retainer of $5,000 for each committee he or she serves on.

        Total fees for service on the board are reflected in the table below, including fees for service on Busey Bank board in the case of Ms. Jensen. Further, each of the non-employee directors received fees for service on committees. Each of the non-employee directors also received 1,867 DSUs, except that Ms. Jensen received 560 DSUs for service on the Busey Bank board. All of such DSUs vest on the first anniversary of the grant date or at the next annual stockholders' meeting, whichever is earlier.

        During 2010, Mr. Lykins, who is Chairman of the board, entered into a letter of understanding with First Busey that treats him as a non-officer, at-will employee of First Busey such that he does not receive director fees. Under this letter, Mr. Lykins is entitled to an annual salary, participation in First Busey's general benefits programs, discretionary cash bonuses and equity-based awards as determined in the sole discretion of the Compensation Committee. In making this determination, the Committee recognizes that the services Mr. Lykins performs on behalf of First Busey and its subsidiaries are much broader than the typical responsibilities of a Chairman of the board.

        Effective July 22, 2020, Mr. Lykins will step down from Chairman of First Busey into a Vice Chairman role at the Company, and will continue as an employee of the Company in a senior advisory role. The Compensation Committee will consider changes to Mr. Lykins' compensation at its next meeting.

Name(1)	Fees Earned and Paid in Cash ($)	Stock-Awards ($)(2)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total ($)
Joseph M. Ambrose(7)	$11,875	—	—	—		$11,875
George Barr	$48,250	$49,998	—	—		$98,248
Stanley J. Bradshaw	$48,875	$49,998	—	—		$98,873
Michael D. Cassens(8)	$29,500	$49,998	—	—		$79,498
David J. Downey	$45,750	$49,998	—	—		$95,748
Karen M. Jensen(9)	$5,700	$14,997				$20,697
Frederic L. Kenney	$53,975	$49,998	—	—		$103,973
Elisabeth M. Kimmel(10)	$22,500	—	—	—		$22,500
Stephen V. King	$47,625	$49,998	—	—		$97,623
Gregory B. Lykins	—	$234,995	$8,344	$491,106	(5)	$734,445
August C. Meyer, Jr.(11)	$30,000	—	—	$39,700	(6)	$69,700
George T. Shapland	$45,750	$49,998	—	—		$95,748
Thomas G. Sloan	$45,750	$49,998	—	—		$95,748

(1)
As our President and Chief Executive Officer, Mr. Dukeman receives no additional compensation for service on the board of directors. His compensation is included in the "Compensation of Named Executive Officers" section of this proxy statement.

(2)
The amounts set forth in the "Stock Awards" column reflect the grant date fair value of DSUs or RSUs granted during 2019 valued in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are set forth in Note 14 to our audited financial statements for our fiscal year ended December 31, 2019. Pursuant to a letter of understanding between First Busey and Mr. Lykins, he is eligible for discretionary equity awards, as determined in the sole discretion of the Compensation Committee. During 2019, Mr. Lykins was granted 8,775 RSUs which vest on the fifth anniversary of the July 5, 2019 grant date.

(3)
The aggregate number of stock options outstanding and DSUs or RSUs not vested at December 31, 2019 for each director was as follows:
Joseph M. Ambrose—no stock options and no DSUs.
George Barr—no stock options and 1,867 DSUs.
Stanley J. Bradshaw—no stock options and 1,867 DSUs.
Michael D. Cassens—no stock options and 1,867 DSUs.
David J. Downey—2,500 stock options and 1,867 DSUs.
Karen M. Jensen—no stock options and 560 DSUs.
Frederic L. Kenney—no stock options and 1,867 DSUs.
Elisabeth M. Kimmel—no stock options and no DSUs.
Stephen V. King—no stock options and 1,867 DSUs.
Gregory B. Lykins—2,500 stock options and 32,225 RSUs.
August C. Meyer, Jr.—no stock options and no DSUs.
George T. Shapland—2,500 stock options and 1,867 DSUs.
Thomas G. Sloan—no stock options and 1,867 DSUs.

(4)
Represents above-market interest on deferred compensation. Interest under the First Busey Executive Deferred Compensation Plan was determined according to the plan document and was 125% of the declared interest rate on Security Life Corp. III policies for the current calendar month as determined by Security Life of Denver (or any successor thereto). During 2019, interest under the First Busey Executive Deferred Compensation Plan accrued at a rate of 5.06% per annum. Such Deferred Compensation Plan was terminated effective March 28, 2018 and all account balances were distributed in April 2019.

(5)
Pursuant to a letter of understanding between First Busey and Mr. Lykins, he receives an annual salary, which was increased to $250,000 effective July 2, 2019. Mr. Lykins' total salary payments in 2019 were $244,808, and he received a discretionary annual cash bonus of $200,000 in March 2020 for the 2019 performance period. Mr. Lykins also received the following benefits: $29,234 in group life and disability insurance premiums, $8,514 in a matching contribution to his 401(k) Plan account, $8,400 in employer profit sharing contributions under the 401(k) Plan and $150 in other benefits.

(6)
Cash payment in lieu of exercise of vested options at retirement.

(7)
Joseph M. Ambrose died on January 4, 2019.

(8)
Michael D. Cassens was appointed to the board effective January 31, 2019.

(9)
Karen M. Jensen was appointed to the board effective September 25, 2019.

(10)
Elisabeth M. Kimmel resigned from the board effective March 15, 2019.

(11)
August C. Meyer, Jr. retired from the board effective May 22, 2019.

REPORT OF THE AUDIT COMMITTEE

        In accordance with its written charter adopted by the board, the Audit Committee is responsible for: (a) the oversight of the quality and integrity of our accounting, auditing and financial reporting practices; (b) the oversight of our internal and external auditors; (c) the resolution of disagreements between management and the auditors regarding financial reporting; and (d) the determination of the independence of the external auditors. During 2019, the Audit Committee met eight times, separate of the full board. At one of its meetings, which included management and the independent auditors, the committee approved our audited financial statements for the year ended December 31, 2019, which were filed with the Securities and Exchange Commission in February 2020.

        In discharging its oversight responsibility as to the audit process for the fiscal year ended December 31, 2019, the Audit Committee obtained from the independent auditor a formal written statement describing all relationships between the independent auditor and First Busey that might bear on the auditor's independence as required by the Public Company Accounting Oversight Board ("PCAOB"), discussed with the independent auditor any relationships that may impact its objectivity and independence and satisfied itself as to the auditor's independence. The Audit Committee also discussed with management, the internal auditors and the independent auditor the quality and adequacy of First Busey's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and internal auditors their audit plans, scope, and identification of audit risk areas.

        The Audit Committee discussed and reviewed with the independent auditor all communications required to be discussed in accordance with the applicable requirements of the PCAOB and the Securities and Exchange Commission, and has received the written disclosures and the letter from our accounting firm required by applicable requirements of the PCAOB regarding our accounting firm's communication with the Audit Committee concerning independence. Based on the review and discussions with management and our accounting firm, the Audit Committee recommended to the board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Audit Committee:

Frederic L. Kenney (Chairman and Financial Expert)
George Barr
Michael D. Cassens
Thomas G. Sloan

 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 23, 2020, by all directors and director nominees, by each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock, by each NEO and by all directors and executive officers as a group.

        The number of shares beneficially owned by each director, director nominee, 5% stockholder or NEO is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole and/or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 23, 2020, through the exercise of any option or other right.

        Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed includes, in addition to shares owned directly, shares held by the spouse or minor children of the person, or by a trust of which the person is a trustee or in which the person may have a beneficial interest.

        In 2014, our board of directors adopted a policy which generally prohibits our directors and officers from hedging their economic interests in our securities or, without the prior approval of the Nominating Committee, pledging shares of our common stock as security for lending relationships. Exempt from this policy, however, are shares which were already pledged as security at the time of the policy's adoption. Shares pledged pursuant to this policy are noted in the footnotes to the table below.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares Owned(1)	Percentage of Outstanding Shares
Board of Directors:
George Barr(2)	231,995	*
Stanley J. Bradshaw(3)	294,313	*
Michael D. Cassens(4)	184,791	*
David J. Downey(5)	280,015	*
Van A. Dukeman(6)	295,320	*
Karen M. Jensen(7)	29,103
Frederic L. Kenney(8)	173,000	*
Stephen V. King(9)	136,205	*
Gregory B. Lykins(10)	1,799,320	3.3%
George T. Shapland(11)	360,371	*
Thomas G. Sloan(12)	240,124	*
Other Named Executive Officers:
Robin N. Elliott(13)	125,416	*
Jeffrey D. Jones(14).	14,130	*
Amy L. Randolph(15)	45,714	*
Robert F. Plecki, Jr.(16)	89,796	*
John J. Powers(17)	78,920
All Directors and Current Executive Officers as a Group (18 Persons)	4,492,914	8.3%
Other Beneficial Owners of More than 5% of Our Common Stock:
BlackRock, Inc.(18) 55 East 52nd Street New York, NY 10055	3,703,981	6.8%

*
Less than one percent.

(1)
Includes shares that can be acquired through stock options available for exercise within 60 days of March 23, 2020, for the following individuals, in the amounts indicated below.

George Barr	—
Stanley J. Bradshaw	—
Michael D. Cassens	—
David J. Downey	2,500
Van A. Dukeman	—
Robin N. Elliott	—
Karen M. Jensen	—
Frederic L. Kenney	—
Stephen V. King	—
Gregory B. Lykins	2,500
Robert F. Plecki, Jr.	—
John. J. Powers	—
Amy L. Randolph	—
George T. Shapland	2,500
Thomas G. Sloan	—
All directors and officers as a group	7,500

(2)
Includes 144,606 shares owned by Mr. Barr's spouse and 14,727 shares owned by The Barr Group Profit Sharing Plan for the benefit of Mr. Barr. Also includes 87,000 shares pledged as security pursuant to certain lending arrangements. Also includes 4,831 shares issuable at the termination of the director's service pursuant to vested DSUs.

(3)
Includes 6,211 shares issuable at the termination of the director's service pursuant to vested DSUs.

(4)
Includes 1,913 shares issuable at the termination of the director's service pursuant to vested DSUs.

(5)
Includes 2,546 shares owned by Mr. Downey's spouse. Also includes 11,361 shares issuable at the termination of the director's service pursuant to vested DSUs.

(6)
Includes 2,201 shares owned by Mr. Dukeman's spouse. Also includes 68,097 shares pledged as security pursuant to certain lending arrangements. Also includes 115,772 restricted stock units.

(7)
Includes 4,103 shares issuable at the termination of the director's service pursuant to vested DSUs.

(8)
Includes 15,090 shares owned by Mr. Kenney's spouse. Also includes 147,789 shares owned by Mr. Kenney's immediate family over which Mr. Kenney has voting power. Also includes 5,827 shares issuable at the termination of the director's service pursuant to vested DSUs.

(9)
Includes 9,452 shares issuable at the termination of the director's service pursuant to vested DSUs.

(10)
Includes 448,722 shares held in the August C.F. Meyer Exempt TRU/A August C. Meyer Jr. 2001 Trust, for which Mr. Lykins serves as trustee and has sole voting and investment power and 1,094,935 shares held in the Elisabeth M. Kimmel Exempt TRU/A August C. Meyer Jr. 2001 Trust, for which Mr. Lykins serves as trustee and has sole voting and investment power. Also includes 2,744 shares owned by Mr. Lykins' spouse and 188,332 shares pledged as security pursuant to certain lending arrangements. Also includes 41,815 restricted stock units.

(11)
Includes 346,511 shares pledged as security pursuant to certain lending arrangements. Also includes 11,361 shares issuable at the termination of the director's service pursuant to vested DSUs.

(12)
Includes 548 shares owned by Mr. Sloan's spouse. Also includes 11,361 shares issuable at the termination of the director's service pursuant to vested DSUs.

(13)
Includes 62,121 restricted stock units.

(14)
Includes 11,786 restricted stock units.

(15)
Includes 38,408 restricted stock units.

(16)
Includes 41,459 restricted stock units.

(17)
Includes 41,111 restricted stock units.

(18)
Shares as reported on a Schedule 13G/A filed on February 4, 2020.

DELINQUENT SECTION 16(a) REPORTS

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. We believe that during 2019, our executive officers, directors and 10% stockholders timely filed reports required to be filed under Section 16(a), except for one late filing on Form 4 filed by Stephen V. King relating to two purchases of First Busey common stock, one late filing on Form 4 by Gregory B. Lykins relating to a purchase of First Busey common stock by his spouse's IRA, one late filing on Form 4 filed by Jeffrey D. Jones with respect to the grant of an RSU and one late filing on Form 4 by Karen M. Jensen relating to outstanding DSUs that were omitted from her initial Form 3 filing. In making the foregoing statements, we have relied solely upon the written representations of our directors, executive officers and 10% stockholders and reports filed with the Securities and Exchange Commission.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        This Compensation Discussion & Analysis ("CD&A") describes our compensation philosophy and policies for 2019 as applicable to our NEOs, as defined under Securities and Exchange Commission rules, who are listed in the Summary Compensation Table below. This CD&A explains the structure and rationale associated with each material element of the total compensation of our NEOs, and it provides important context for the more detailed disclosure tables and specific compensation amounts provided following this CD&A.

2019 Business Highlights

        Our priorities continue to focus around balance sheet strength, profitability and growth, in that order. We are pleased to report another strong year of financial results to our stockholders. Net income for the full year 2019 was $103.0 million, or $1.87 per diluted common share. Our 2019 annual results were favorably impacted by the acquisition on January 31, 2019 of Banc Ed, the holding company of TheBANK. The merger of TheBANK into Busey Bank was completed on October 4, 2019. During 2019 First Busey incurred $20.1 million in pre-tax non-recurring expenses relating to acquisitions and other restructuring costs. First Busey's management team remained disciplined in its focus on capital, credit and efficiency.

  •
  Capital Management Strategies—The Company's strong capital levels, coupled with its earnings, have allowed us to provide a steady return to stockholders through dividends. As of December 31, 2019, the Company remained well-capitalized, exceeding regulatory standards with a Tier 1 Capital ratio of 12.49%. Our tangible book value per common share was $15.46 at December 31, 2019, as compared to $14.21 at December 31, 2018. During 2019, First Busey purchased 943,396 shares of its common stock at an average price of $25.75 per share for a total of $24.3 million under the Company's stock repurchase plan. Repurchases were executed in contemplation of maintaining levels of treasury stock appropriate to satisfy compensation awards, in addition to favorable pricing of our shares during 2019.

  •
  Credit Quality—Our commitment to credit quality remains strong. Our nonperforming loans were $29.5 million and $36.6 million at December 31, 2019 and 2018, respectively. Non-performing loans as a percentage of total portfolio loans were 0.44% and 0.66% at December 31, 2019 and 2018, respectively.

  •
  Efficiency Initiatives(1)—The efficiency ratio for the year ended December 31, 2019 was 61.29% compared to 56.16% for the year ended December 31, 2018. Expenses have been influenced by acquisition expenses and other restructuring costs and the adjusted efficiency ratio was 56.35% and 54.49% for the years ending December 31, 2019 and December 31, 2018, respectively. The Company remains focused on expense discipline and expects additional expense savings from the integration of Banc Ed and recent core operating system conversion efforts to be realized in 2020.

(1)
For a reconciliation of efficiency ratio and adjusted efficiency ratio, non-GAAP financial measures, see Non-GAAP Financial Information in the Company's December 31, 2019 Annual Report on Form 10-K.

        With our strong capital position, an attractive core funding base, a sound credit foundation, and an active growth plan, we are poised for growth in 2020 and beyond. By remaining focused, the Company can continue to serve customers' needs and provide returns to our stockholders.

2019 Compensation Highlights

  •
  Base salary increases for each of our NEOs were approved by the Compensation Committee effective July 2, 2019 after consideration of input from First Busey's senior management, except for the CEO whose salary was determined solely in the committee's discretion.

  •
  Target bonuses were increased for our Chief Executive Officer and other NEOs to 75% of their base salaries. Bonus performance measures and relative weightings were revised in comparison to 2018.

  •
  Equity grants for 2019 were determined mid-year, consistent with prior practice, to continue emphasizing aligning the interests of our NEOs with those of our stockholders.

  •
  First Busey distributed all balances under the First Busey Corporation Executive Deferred Compensation Plan, which was terminated in 2018.

2020 Compensation Highlights

  •
  First Busey has not yet made NEO salary determinations for 2020 and expects determinations to be made mid-year.

  •
  Equity grants for 2020 will be determined mid-year, consistent with prior practice, to continue emphasizing aligning the interests of our NEOs with those of our stockholders.

  •
  In light of the current market uncertainties at the time of filing this proxy statement, and the uncertainties surrounding the possible impact of COVID-19, the Compensation Committee has not yet determined the performance metrics or applicable thresholds for the 2020 performance period.

Regulatory Impact on Compensation

        The Compensation Committee made many important decisions in 2019 affecting the compensation of our NEOs. These decisions were the result of many factors, including our financial performance as discussed throughout this CD&A. To more fully understand the decisions of the committee with respect to compensation during 2019 and into 2020, the committee believes it is beneficial to understand the changing regulatory context in which these decisions were made.

        As a publicly-traded financial institution, First Busey must contend with several often overlapping layers of regulations when considering and implementing compensation-related decisions. These regulations do not set specific parameters within which compensation decisions must be made, but do require First Busey and the Compensation Committee to be mindful of the risks that often go hand-in-hand with compensation programs designed to incentivize the achievement of better than average performance. While the regulatory focus on risk assessment has been heightened over the last several years, the incorporation of general concepts of risk assessment in our compensation decisions is not a recent development.

        Under its Interagency Guidelines Establishing Standards for Safety and Soundness (the "Safety and Soundness Standards"), the Federal Deposit Insurance Corporation (the "FDIC") has long held that excessive compensation is prohibited as an unsafe and unsound practice. In describing a framework to determine whether compensation is excessive, the FDIC has indicated that financial institutions should consider whether aggregate cash amounts paid, or noncash benefits provided, to an employee is unreasonable or disproportionate to the services performed by the employee. The FDIC encourages financial institutions to review an employee's compensation history and to consider internal pay equity, and, as appropriate, to consider benchmarking compensation to peer groups. Finally, the FDIC provides that, in order to give proper context, such an assessment must be made in light of the institution's overall financial condition.

        In addition, the Compensation Committee must also take into account the joint agency Guidance on Sound Incentive Compensation Policies (the "Guidance"). Various financial institution regulatory agencies worked together to issue the Guidance, which is intended to complement the Safety and Soundness Standards. The Guidance sets forth a framework for assessing and mitigating risk associated with incentive compensation plans, programs and arrangements maintained by financial institutions. The Guidance is narrower in scope than the Safety and Soundness Standards because it applies only to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to an institution. With respect to such individuals, the Guidance is intended to focus an institution's attention on balanced risk-taking incentives, compatibility of incentives with effective controls and risk management, and a focus on general principles of strong corporate governance in establishing, reviewing and maintaining incentive compensation programs.

        The Compensation Committee, with the assistance of its advisors and First Busey's management, continues to monitor the status of compensation-related rules and regulations expected to be finalized under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"). In 2014, First Busey adopted a clawback policy that provides the board with authority to recover certain bonus or other incentive compensation paid to any NEO in appropriate circumstances where there has been a restatement of First Busey's financial statements filed with the Securities and Exchange Commission. While the committee believes its own risk assessment procedures are effective, it is prepared to implement any additional steps that may be deemed necessary to fully comply with such rules and regulations should they be finalized and become effective.

        The committee does note, however, that the proposed risk assessment rules issued under the Dodd-Frank Act nearly mirror the Safety and Soundness Standards and the framework of the Guidance. As such, the committee already adheres, in many respects, to the proposed rules and regulations under the Dodd-Frank Act.

        Finally, in addition to the foregoing, as a publicly-traded corporation, First Busey is subject to the Securities and Exchange Commission's rules regarding risk assessment. Those rules require a publicly-traded company to determine whether any of its existing incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on First Busey. We do not believe that our incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on First Busey.

        The Compensation Committee continues to believe in and practice a sensible approach to balancing risk-taking and rewarding reasonable, but not necessarily easily attainable, goals and this has always been a component of its overall assessment of the compensation plans, programs and arrangements it has put in place for First Busey's NEOs. In this regard, the committee has revisited the components of the frameworks set forth in the Safety and Soundness Standards and the Guidance as an effective tool for conducting its own assessment of the balance between risk and reward built into First Busey's compensation programs for our NEOs. The committee believes First Busey has adequate policies and procedures in place to balance and control any risk-taking that may be incentivized by the employee compensation plans. The committee further believes that such policies and procedures will work to limit the risk that any employee would manipulate reporting earnings in an effort to enhance his or her compensation.

        In making decisions about executive compensation, in addition to the above, the Compensation Committee considers the impact of other regulatory provisions, including: the provisions of Section 162(m) of the Internal Revenue Code that may limit the tax deductibility of certain compensation; Section 409A of the Internal Revenue Code regarding nonqualified deferred compensation; and Sections 280G and 4999 of the Internal Revenue Code regarding excise taxes and deduction limitations on golden parachute payments made in connection with a change in control. In making decisions about executive compensation, the committee also considers how various elements of compensation will impact our financial results. For example, the committee considers the impact of FASB ASC Topic 718, which requires First Busey to recognize the compensation cost of grants of equity awards based upon the grant date fair value of those awards.

Role of the Executive Management Compensation and Succession Committee

        The Compensation Committee is responsible for guiding and overseeing the formulation and application of the compensation and benefit programs for our NEOs, including reviewing and approving compensation levels, evaluating the performance of our NEOs and considering senior management succession issues. The committee acts pursuant to a charter that has been approved by our full board and can be found at http://www.busey.com under "Investor Relations." The committee is composed of non-employee, independent members of the board.

Compensation Philosophy and Objectives

        We are committed to providing a total compensation program that supports our long-term business strategy and performance culture and creates a commonality of interest with our stockholders. We believe that the most effective compensation program is one that is designed to reward the achievement of annual, long-term and strategic goals by First Busey and that aligns executives' interests with those of our stockholders by rewarding performance consistent with established goals, with the ultimate objective of improving stockholder value.

        The Compensation Committee has worked with our management to design compensation programs for all employees that encourage high performance, promote accountability and ensure that employee interests are aligned with the interests of our stockholders. Additionally, the committee evaluates both performance and compensation to ensure that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our compensation peers and that we maintain our ability to attract and retain superior employees in key positions in the markets we serve. The primary objectives of our executive compensation policies are:

  •
  to provide market-based compensation to attract, retain, and motivate highly-qualified executives;

  •
  to reward executives based upon our financial performance at levels competitive with compensation peers;

  •
  to provide incentives for executive officers to work toward targeted successful annual results and strategic objectives;

  •
  to create opportunities and incentives for our executive officers to be long-term stockholders;

  •
  to align executive compensation with increases in stockholder value, as measured by favorable long-term results and continued strengthening of First Busey's financial condition;

  •
  to provide flexibility to recognize, differentiate and reward individual performance; and

  •
  to identify and prudently manage risks associated with our compensation programs.

        We compensate our executives through a mix of base salary, annual cash incentive awards, equity compensation and other benefits and perquisites designed to reward performance, be competitive with our compensation peers and align management's incentives with the long-term interests of our stockholders, all in accordance with the regulatory requirements described above. Our compensation peer group is described below.

        Because we believe that our executives' compensation should be tied to the success of First Busey and increases in stockholder value, a significant percentage of total compensation has historically been allocated to incentive compensation. There is no pre-established policy or target for the allocation between either cash and noncash or short-term and long-term incentive compensation. Rather, the Compensation Committee reviews information such as that referenced above with respect to our compensation peer group to determine the appropriate level and mix of incentive compensation.

Compensation-Related Governance Policies

        Stock Ownership Policy.    We believe that our NEOs and nonemployee directors should have and maintain a significant equity interest in the Company. In 2014, First Busey adopted a stock ownership policy for our directors and NEOs to promote a long-term perspective in managing First Busey, and to help align the interests of our stockholders, directors and top executives. In July 2019, the director ownership level was increased from three times to five times the annual cash retainer. All of our NEOs and directors are currently in compliance with these guidelines:

Participant	Target ownership level
Directors	5x annual cash retainer fees
Chief Executive Officer	3x annual salary
All other NEOs	2x annual salary

        Insider Trading Policy.    The Company has an insider trading policy that restricts open market transactions in Company stock beginning two weeks before the last day of the quarter end and ending two trading days after quarterly earnings have been made public.

        Hedging and Pledging Policy.    The Company's insider trading policy includes provisions that specifically prohibit our insiders from entering into hedging transactions involving the Company's stock. To our knowledge, none of our officers or directors have entered into a hedging transaction involving Company stock in violation of this prohibition. The Company's insider trading policy also prohibits an insider from pledging Company stock as collateral for a lending relationship without the prior approval of the Nominating Committee. Exempt from this policy, are shares which were already pledged as security at the time of the policy's adoption in 2014. To our knowledge, none of our officers or directors has pledged their Company stock in violation of this policy.

        Clawback Policy.    In 2014, First Busey adopted a clawback policy that provides the board with authority to recover certain incentive compensation paid to any NEO in appropriate circumstances where there has been a restatement of First Busey's financial statements filed with the Securities and Exchange Commission. The clawback policy applies to any incentive compensation paid to any NEO, which compensation includes any bonuses, incentive payments or equity compensation that is granted, vested or earned based upon specified financial metrics.

Prior Year's Say-on-Pay Vote

        At First Busey's 2019 Annual Meeting, the nonbinding, advisory proposal to approve the compensation of certain executive officers received the approval of approximately 86% of the shares having voting power and present at the meeting. First Busey, the board and the Compensation

Committee pay careful attention to communications received from stockholders regarding executive compensation, including the nonbinding, advisory vote and believes that the vote reflects our stockholders' support of our compensation philosophy and the manner in which we compensate our NEOs. First Busey considered the positive result of the 2019 advisory vote on executive compensation, but not for specific 2019 or 2020 compensation decisions.

Compensation Process

        As described above, the Compensation Committee is responsible for overseeing our executive compensation programs. Each year the Chief Executive Officer presents to the committee the performance results for the previous year for it to consider in determining the appropriate aggregate and individual compensation levels for the current year. In conducting its review, the committee considers quantitative performance results, achievement of individual qualitative goals, the overall need of the organization to attract, retain and motivate the executive team, and the total cost of compensation programs. The committee also reviews comprehensive summaries that detail the executives' total target and actual compensation for the year. The use of comprehensive summaries allows the committee to have a complete understanding of the executives' compensation and is valuable in the assessment of past and current compensation and how it relates to each executive's duties and responsibilities.

        Generally, annual cash incentive awards are reviewed in the early months of each year after final financial results are available for the prior fiscal year. Additionally, the target metrics for the following year's annual cash incentive awards are set and approved in conjunction with the budgeting process in the same time frame.

        Base salary adjustments and equity awards, generally consisting of RSUs, are typically made in the middle of each year. Any changes made to the base salaries are normally effective immediately following approval. Changes made to our NEO salary levels are shown below on page 34. No action has yet been taken with respect to salaries for 2020.

        Approval of grants of equity awards for any newly-hired or promoted executives during the course of the year occurs at the Compensation Committee meeting following the hiring or promotion. We granted RSUs to our NEOs during July 2019. We anticipate granting additional RSUs to our NEOs in mid-2020.

        Peer Comparison.    In establishing compensation, in May 2019, the Compensation Committee utilized an external compensation consultant, F.W. Cook, to assist in the independent analysis of external market data on a market reference group. F.W. Cook is independent, reports directly to the chair of the Compensation Committee, and performs no other work for the Company. F.W. Cook also provides the committee input on marketplace trends and best practices relating to competitive pay levels for executives and board members. Our compensation peer group for our 2019 review included

15 similar publicly-traded financial companies, determined based on asset size, that provide banking and related services in a similar market area as First Busey, as follows:

1st Source Corp.	First Midwest Bancorp, Inc.	First Financial Bancorp
(South Bend, IN)	(Chicago, IL)	(Cincinnati, OH)
Pinnacle Financial Partners, Inc.	CenterState Banks, Inc.	Community Trust Bancorp, Inc.
(Nashville, TN)	(Winter Haven, FL)	(Pikeville, KY)
Lakeland Financial Corp.	Heartland Financial USA, Inc.	Chemical Financial Corporation
(Warsaw, IN)	(Dubuque, IA)	(Midland, MI)
Great Southern Bancorp, Inc.	First Merchants Corp.	Enterprise Financial Services Corp.
(Springfield, MO)	(Muncie, IN)	(Clayton, MO)
Simmons First National Corporation	Midland States Bancorp, Inc.	Old National Bancorp
(Pine Bluff, AR)	(Effingham, IL)	(Evansville, IN)

        The Compensation Committee does not utilize any stated weighting of external market data with which to benchmark compensation levels of NEOs. Instead, the committee evaluates the market data prepared by F.W. Cook, along with the other factors listed in this discussion to determine the appropriate compensation levels of each of our NEOs. Prior to retaining F.W. Cook, the committee reviewed its independence as contemplated by the committee's charter and applicable Nasdaq rules, and determined that there were no conflicts of interest that would impair F.W. Cook's independence.

        Role of Executive Officers in Compensation Decisions.    The Compensation Committee is responsible for all compensation decisions affecting our NEOs. Our Chief Executive Officer annually reviews with the committee the performance of each other NEO. This review is generally based on each executive's individual performance and contribution toward our performance during the year. Based on these reviews, the Chief Executive Officer recommends annual cash incentive award amounts, adjustments to the base salary and RSU grants. The committee takes the reviews and recommendations under advisement and exercises its discretion in modifying any recommended adjustments or awards to executives. The Chief Executive Officer does not participate in or make recommendations with respect to his own compensation and is not present during such discussions or determinations. The committee independently reviews the performance of our Chief Executive Officer. As with the reviews of all other NEOs, this review is based on the Chief Executive Officer's individual performance and contribution toward our performance during the year. Based on the review, the committee determines in its sole discretion whether to make adjustments to the base salary and annual cash incentive award amounts for the Chief Executive Officer. The decisions of the committee for salary changes and equity grants are then recommended to the full board for ratification.

Components of Total Compensation

        The Compensation Committee believes executive compensation packages provided by First Busey to its executives, including our NEOs, should include both cash and equity compensation that reward performance as measured against established corporate and personal goals. By dividing compensation between cash and equity the committee intends to incentivize executives by rewarding them for performance that results in both short-term and long-term improvements in stockholder value. Each component is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by our compensation peers, appropriately performance-based, and valued by First Busey's executives.

        For 2019, the principal components of compensation for our NEOs were:

  •
  base salary;

  •
  cash incentive compensation;

  •
  equity incentive compensation; and

  •
  benefits and other perquisites.

        Base Salary.    We provide our NEOs and other employees with base salary to compensate them for services rendered during the year. During its review of base salaries for NEOs, including in the context of negotiating contractual terms with individuals, the Compensation Committee primarily considers:

  •
  individual scope of responsibility;

  •
  years of experience;

  •
  market data, such as that obtained from a review of our compensation peer group;

  •
  internal review of the executive's compensation, both individually and relative to other officers; and

  •
  individual performance of the executive.

        Salary levels are typically considered annually as part of First Busey's performance review process as well as upon a promotion or other change in job responsibility.

        Cash Incentive Compensation.    All NEOs participate in our annual cash incentive program, under which they can receive incentive compensation, normally in the form of an annual cash payment. These are cash-based awards, which are generally based on achievement of a variety of corporate performance goals and achievement of individual goals, and which are intended to reward achievement of short-term Company-wide goals that lead to increases in stockholder value.

        Participants in the cash incentive program typically receive awards based on the achievement by First Busey of specified financial targets at the corporate level, as well as qualitative aspects covering risk management and balance sheet strength, including credit measures. The financial targets are generally set in the first quarter of each year by the Compensation Committee in conjunction with the Company's budget approval process. The 2019 performance goals for our NEOs were based on several criteria.

        In 2019, balance sheet strength remained a priority, and asset quality and capital strength, as well as regulatory performance, were evaluated on a quantitative and qualitative basis. In addition, specific goals were set relating to efficiency ratio, return on average assets, non-interest income, earnings per share and relative total stock return. Details are provided below under the heading "2019 Compensation Determinations—Cash Incentive Compensation" with respect to the weighting of, and actual performance relative to, each of these goals.

        The committee retains the discretion to adjust any awards determined by the formula to ensure that the final awards made to particular participants are consistent with those made to other executives and to make adjustments to the financial performance objectives for extraordinary events. Individual performance is considered in determining final awards for all cash incentive program participants.

        Equity Incentive Compensation.    The Compensation Committee believes that equity compensation is an important and effective way of creating a long-term link between the compensation provided to officers and other key management personnel with gains to be realized by stockholders. Our equity compensation programs are also intended to support pay-for-performance, foster employee stock ownership and focus the management team on increasing value for the stockholders. In addition, the committee believes that equity compensation provides balance to the total direct compensation structure, with the bonus program focusing on the achievement of year-to-year goals, while equity compensation creates incentives for increases in stockholder value over a longer term.

        Traditionally, we have granted RSUs to our NEOs under our equity incentive plans. During 2010, First Busey adopted the First Busey Corporation 2010 Equity Incentive Plan, as subsequently amended (the "2010 Plan"), which was approved at the annual stockholders meeting on May 19, 2010. The 2010 Plan is designed to encourage ownership of our common stock by our employees and directors, to provide additional incentive for them to promote the success of our business, and to attract and retain talented personnel. All of our employees and directors and those of our subsidiaries are eligible to receive awards under the 2010 Plan. As discussed in more detail below in this proxy statement, subject to the approval of First Busey's stockholders, the 2010 Plan will be replaced by the 2020 Plan.

        The 2010 Plan is administered by the Compensation Committee. Grants are made at the discretion of the committee subsequent to the annual stockholders' meeting. We believe it is important to make awards at similar times each year to ensure that the timing of awards does not affect their value. Consistent with timing of our executive evaluation and compensation adjustment cycle, equity grants were made in July 2019. We anticipate granting additional RSUs to our NEOs in mid-2020.

        Equity awards are generally based on the determination of the Compensation Committee and presented to the full board for ratification. When making award decisions, the committee considers the prior year's adjusted net income, which is intended to support pay-for-performance and reward increases in stockholder value, as well as the nature of the services rendered or to be rendered by the employee and the employee's present and potential contributions to the success of First Busey.

        Employee Stock Purchase Plan.    First Busey adopted and stockholders approved the First Busey Corporation Employee Stock Purchase Plan effective January 1, 2011. The plan is generally available to all salaried employees and is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. The plan allows employees of First Busey and its subsidiaries to purchase shares of our common stock at a discounted purchase price. A participant's after-tax deferrals are accumulated each quarter and used to purchase shares of our common stock. The purchase price is currently 95% of the fair market value on the last trading day of the calendar quarter.

        Benefits and Other Perquisites.    Our NEOs are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, disability and basic group life insurance coverage. We provide retirement benefits to all eligible full-time employees under the First Busey Corporation Profit Sharing Plan and Trust (the "401(k) Plan"). The 401(k) Plan provides employees the opportunity to save for retirement on a tax-favored basis. NEOs, all of whom were eligible during 2019, may elect to participate in the 401(k) Plan on the same basis as all other employees. Each of our eligible employees participates in the profit sharing element of the 401(k) Plan.

        All NEOs are provided with death benefits under portable term life insurance policies. The premiums on the term life insurance policies are paid by First Busey on behalf of the covered employee, so long as they remain employed by First Busey.

        First Busey's health and wellness program, available to all employees including our NEOs, is designed to help employees make positive lifestyle changes. Employees receive points for participation in the program that are redeemed as monetary incentives in the form of wellness benefits as certain thresholds are met. During 2019 the Company also made available to our NEOs (other than Mr. Plecki) a comprehensive physical exam program.

        Deferred Compensation Plan.    First Busey's Executive Deferred Compensation Plan provided a means for participants to voluntarily defer a portion of their salary or bonus. This plan was an unfunded, nonqualified deferred compensation arrangement. Effective March 28, 2018, the deferred compensation plan was terminated, and all account balances were distributed in April 2019.

        Change in Control Benefits.    Each of our NEOs is a party to an employment agreement that provides for certain payments and benefits if his or her employment is terminated in connection with a change in control. In each instance, if an NEO's employment is terminated by us or the NEO under certain circumstances in connection with a change in control of First Busey, the NEO is entitled to receive certain cash payments and other benefits. The purpose of these payments and benefits is to attract and retain talented executives and to encourage them to pursue transactions that maximize stockholder value, even though their own employment may not be secure following such transaction. Additionally, we believe these agreements help provide for stability in our executive team in the event of a change in control. Further, pursuant to his employment agreement which has been in place since 2006, Mr. Dukeman is also entitled to a tax gross-up, which provides generally that, if he receives payments or benefits in connection with a change in control of First Busey, to the extent such payments or benefits constitute "excess parachute payments" under Section 280G of the Internal Revenue Code, he generally will be paid an additional amount that will offset, on an after-tax basis, the effect of any excise tax consequently imposed on him under Section 4999 of the Internal Revenue Code. No other First Busey employment agreement provides for a tax gross-up.

Impact of Accounting and Tax Issues on Executive Compensation

        In setting each individual executive's compensation levels, we consider a variety of accounting and tax issues. Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation in excess of $1.0 million paid to a "covered employee" (the Chief Executive Officer, the Chief Financial Officer, and our next three highest paid officers whose compensation is required to be reported in the Summary Compensation Table). Any individual who is deemed a covered employee for tax years beginning after December 31, 2016 will continue to be a covered employee for all future periods. Although we will consider deductibility under Section 162(m) with respect to the compensation arrangements for executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since our objectives may not always be consistent with the requirements for full deductibility, we may enter into compensation arrangements under which payments would not be deductible under Section 162(m).

2019 Compensation Determinations

        Base Salaries.    Based upon the recommendation of First Busey's senior management and the concurrence of the Compensation Committee, who engaged F.W. Cook to provide a comprehensive peer group compensation analysis, the base salary for each of our NEOs was changed effective July 2, 2019.

        Base salaries for each NEO are set forth below:

Executive Officer	2017 Salary	2018 Salary	2019 Salary
Van A. Dukeman	$620,000	$650,000	$675,000
Robin N. Elliott	$350,000	$375,000	$450,000
Jeffrey D. Jones(1)	—	—	$400,000
Amy L. Randolph	$270,000	$300,000	$375,000
Robert F. Plecki, Jr.	$315,000	$325,000	$325,000
John J. Powers(2)	—	—	$350,000

(1)
Mr. Jones joined First Busey in August 2019.

(2)
Mr. Powers was not a NEO in 2017 or 2018.

        Cash Incentive Compensation.    The Compensation Committee determined NEO annual cash bonuses for the 2019 performance period in March 2020. Cash bonuses were paid in March 2020 to Messrs. Dukeman and Elliott, Ms. Randolph, and Messrs. Plecki and Powers, respectively, in the following amounts: $625,000; $425,000; $300,000; $237,500; and $275,000. The cash bonus for Mr. Jones of $450,000 was specified in his employment agreement, which is described below. The 2019 performance goals for our NEOs were based on several criteria, including performance to financial targets, quantitative and qualitative targets for balance sheet strength and risk, including credit and regulatory. The specific goals for our NEOs and performance against financial targets are set forth in the table below.

        Balance sheet strength, profitability and growth, in that order, is a mantra that guides our performance culture. Balance sheet strength, based primarily on asset quality, liquidity, and capital strength, along with regulatory performance, were evaluated, with all criteria determined to have been met. Asset quality remains strong with $32.6 million in non-performing assets, an allowance to total portfolio loans of 0.80%, and an allowance to non-performing loan ratio of 182.2% as of December 31, 2019. Our capital ratios were very strong at both the holding company and Busey Bank levels with both entities exceeding our targets of 12% Total Capital and 8% Tier 1 Leverage Ratio. Our liquidity and risk profile remained very strong in 2019. We believe we did not stretch our liquidity or risk profiles to achieve our results for 2019. Aspects considered in this analysis were our level of core funding to overall funding, ratio of liquid assets to assets, available sources of liquidity, relationship with our regulators and regulatory exam results.

Bonus Performance Measures	2019 Target(1)	2019 Actual(1)	2019 Performance	Weighting	2019 Allocation
Efficiency Ratio	55.39%	56.35%	98.30%	15%	14.74%
Return on average assets	1.33%	1.25%	93.98%	25%	23.50%
Non-interest income(2)	$119,793,245	$116,432,564	97.19%	15%	14.58%
Earnings per share	$2.25	$2.15	95.56%	20%	19.11%
Total stock return relative to index average	22.09%	(2.97)%	0%	10%	0%
Asset quality(3)	16.4%	11.0%	148.55%	15%	22.28%
Total					94.21%

(1)
Excludes one-time costs.

(2)
Excludes securities gains and losses.

(3)
Ratio is calculated based on (substandard loans plus doubtful loans plus OREO), divided by (Tier 1 capital plus allowance for loan losses) banks in our peer group that disclose the information needed for the calculation.

        In 2019, the bonus program provided that our Chief Executive Officer and all other NEOs could receive up to 75% of their salaries adjusted for the calculated 2019 allocation. A total calculated 2019 allocation of 94.21% is shown in the table above. The Compensation Committee also reserves the right to modify the payouts, in its sole discretion. For 2019, the Compensation Committee decided to award cash bonuses in excess of the calculated allocation to recognize the significant involvement of each of the NEOs in our strategic initiatives, including the recently-completed acquisitions and core conversion, and to reflect the efforts of the NEOs to effectively implement such initiatives and the resulting significantly positive effect on First Busey.

        Equity Incentive Compensation.    The Compensation Committee believes that incentive compensation should be an important part of compensation for the leaders of First Busey, both short-term, cash-based programs and long-term, equity-based programs. The committee and board want the incentives to be appropriate, reasonable relative to its peers, and based in part on the prior fiscal year's adjusted net income, which is intended to support pay-for-performance and reward increases in stockholder value. During July 2019, First Busey granted discretionary RSU awards to our NEOs as reflected in the "Grants of Awards" table below.

2020 Compensation Determinations

        Base Salaries.    First Busey has not yet made NEO salary adjustments for 2020 and expects determinations to be made mid-year.

        Cash Incentive Compensation.    In light of the current market uncertainties at the time of filing this proxy statement, and the uncertainties surrounding the possible impact of COVID-19, the Compensation Committee has not yet determined the performance metrics or applicable thresholds for the 2020 performance period.

        Equity Incentive Compensation.    The Compensation Committee believes that long-term, equity-based compensation should continue to be an important part of compensation for the leaders of First Busey. Consistent with past practices, the committee will not make 2020 equity grants until mid-year.

EXECUTIVE MANAGEMENT COMPENSATION AND SUCCESSION COMMITTEE REPORT

        We have reviewed and discussed the foregoing CD&A with management. Based on our review and discussion with management, we have recommended to the board of directors that the CD&A be included in this proxy statement.

Submitted by:

The First Busey Corporation Executive Management Compensation and Succession Committee

Stephen V. King (Chairman)
Stanley J. Bradshaw
David J. Downey
George T. Shapland

 COMPENSATION OF NAMED EXECUTIVE OFFICERS

        The following tables quantify and discuss the compensation components provided to our NEOs. All tables should be read in conjunction with the CD&A above. The Summary Compensation Table should be read in conjunction with the footnotes and narrative that follow. Each of our NEOs is also a party to an employment agreement with First Busey, the material terms of which are described under "Potential Payments Upon Termination or Change in Control Disclosure."

Summary Compensation Table

        The following table sets forth information concerning the compensation of our NEOs—which consist of our Chief Executive Officer, Chief Financial Officers, and our three other most highly compensated executive officers—in 2019. We are reporting six NEOs because two individuals served as Chief Financial Officer during 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total Compensation ($)
Van A. Dukeman	2019	$662,019	$625,000	$849,997	$7,285	$42,460	$2,186,761
President and Chief Executive	2018	$634,423	$570,000	$800,267	$28,675	$30,352	$2,063,717
Officer	2017	$610,769	$600,000	$499,990	$33,542	$28,914	$1,773,215
Robin N. Elliott(1)	2019	$411,058	$425,000	$474,997	—	$27,967	$1,339,022
President and Chief Executive	2018	$362,019	$380,000	$400,117	—	$21,551	$1,163,687
Officer of Busey Bank	2017	$338,462	$400,000	$350,008	—	$21,361	$1,109,831
Jeffrey D. Jones(2)	2019	$138,462	$450,000	$300,001	—	$64,848	$953,311
Chief Financial Officer
Amy L. Randolph	2019	$336,058	$300,000	$375,000	—	$28,044	$1,039,102
Chief of Staff and Executive	2018	$284,422	$256,500	$275,093	—	$21,654	$837,669
Vice President, Pillar	2017	$260,769	$270,000	$199,996	—	$20,527	$751,292
Relations
Robert F. Plecki, Jr.	2019	$325,000	$237,500	$249,991	$3,124	$26,080	$841,695
Chief Credit Officer	2018	$319,808	$237,500	$250,081	$12,128	$24,745	$844,262
	2017	$308,077	$250,000	$199,996	$12,747	$23,893	$794,713
John J. Powers(3)	2019	$318,846	$275,000	$299,990	—	$38,105	$931,941
General Counsel

(1)
Mr. Elliott was also Chief Financial Officer until August 19, 2019.

(2)
Mr. Jones joined First Busey on August 19, 2019.

(3)
Mr. Powers was not a NEO in 2017 or 2018.

(4)
Amounts for 2019 represent bonuses paid in March 2020 for the 2019 performance period that were determined after the Compensation Committee reflected on final financial results for 2019. Amounts for 2018 represent bonuses paid in March 2019 for the 2018 performance period that were determined after the Compensation Committee reflected on final financial results for 2018. Amounts for 2017 represent bonuses paid in March 2018 for the 2017 performance period that were determined after the Compensation Committee reflected on final financial results for 2017. The material terms of the bonus are described in the "2019 Compensation Determinations—Cash Incentive Compensation" section of the Compensation Discussion and Analysis.

(5)
Represents the aggregate grant date fair value of restricted stock unit awards in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are set forth in Note 14 to our audited financial statements for our fiscal year ended December 31, 2019.

(6)
Represents above-market interest on deferred compensation. Interest under the First Busey Executive Deferred Compensation Plan is determined according to the plan document and is 125% of the declared interest rate on Security

  Life Corp. III policies for the current calendar month as determined by Security Life of Denver (or any successor thereto). If that rate is no longer published or no longer deemed appropriate by the Compensation Committee, the committee may select a substantially similar rate. During 2019, interest under the First Busey Executive Deferred Compensation Plan accrued at a rate of 5.06% per annum. Such Deferred Compensation Plan was terminated effective March 28, 2018 and all account balances were distributed in April 2019.

(7)
All other compensation for our NEOs during 2019 is summarized in the table immediately below.

Name	Life and Disability Insurance	Employer Contributions to Retirement Plans(1)	Wellness Benefits and Physical Exam(2)	Total All Other Compensation(3)
Van A. Dukeman	$11,753	$19,557	$11,150	$42,460
Robin N. Elliott	$3,867	$19,600	$4,500	$27,967
Jeffrey D. Jones	$1,948	$8,400	$4,500	$64,848
Amy L. Randolph	$3,804	$16,740	$7,500	$28,044
Robert F. Plecki, Jr.	$5,682	$19,323	$1,075	$26,080
John J. Powers	$13,953	$18,652	$5,500	$38,105

(1)
Includes matching and profit sharing contributions to the 401(k) Plan.

(2)
Includes estimates of anticipated expenses for the Executive Physical exam benefits provided in 2019 (excluding Mr. Plecki), for which the Company has not yet received invoices. In addition, Mr. Dukeman's amount includes an allocation for his spouse, who was also a participant in the program.

(3)
Includes a housing allowance for Mr. Jones.

Grants of Awards

        The following table sets forth information regarding grants of awards made to our NEOs during 2019 under First Busey's plans.

Name	Type of Award(1)	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
Van A. Dukeman	RSUs	July 5, 2019	31,740	$849,997
Robin N. Elliott	RSUs	July 5, 2019	17,737	$474,997
Jeffrey D. Jones	RSUs	September 25, 2019	11,592	$300,001
Amy L. Randolph	RSUs	July 5, 2019	14,003	$375,000
Robert F. Plecki, Jr.	RSUs	July 5, 2019	9,335	$249,991
John J. Powers	RSUs	July 5, 2019	11,202	$299,990

(1)
All grantees earn quarterly dividends on their respective RSUs. As grantees do not have actual dividend rights until the shares are transferred in connection with the RSUs, dividends earned are referred to as dividend equivalents. These dividend equivalents are accrued during the vesting period and are subject to the same vesting, payment and other terms and conditions as the original RSUs to which they relate. Therefore, dividends earned each quarter compound based upon the updated share balances. Dividend equivalents are reinvested at the stock's market price on the dividend payment date.

(2)
Awards vest July 5, 2024 or September 25, 2022 (in the case of Mr. Jones) subject to the grantee's continued service with First Busey, with accelerated vesting upon a change in control of First Busey or upon termination of the grantee's service due to the grantee's death or disability and pro-rata vesting upon the grantee's retirement on or after attainment of age 62, provided that the grantee does not provide services to another financial institution following retirement from First Busey.

(3)
Represents the aggregate grant date fair value of restricted stock units for the year ended December 31, 2019 based on a grant date closing price of First Busey's common stock of $26.78 per share on July 5, 2019 and $25.88 per share on September 25, 2019, in accordance with FASB ASC Topic 718.

        We grant equity awards to our NEOs under the 2010 Plan. Under the 2010 Plan, which was adopted by our board and approved by our stockholders on May 19, 2010 and reapproved on May 20, 2015, the Compensation Committee has discretion to issue a broad variety of awards, including nonqualified and incentive stock options, restricted stock, restricted stock units, stock appreciation rights and other stock and cash-based awards to directors, key employees, and other service providers. The 2010 Plan was designed to assist First Busey in attracting, retaining and rewarding key employees and directors and align their interests with our stockholders. Traditionally, the committee has elected to grant only RSUs to our NEOs. Following a one-for-three reverse stock split in September 2015, up to 1,333,333 shares of common stock were available for issuance under the plan. As of December 31, 2019, there were 557,301 shares available for issuance under the 2010 Plan. Award terms and conditions as determined by the committee and are set forth in individual agreements with the recipient. The 2010 Plan also enables the committee to set specific performance criteria that must be met before an award will vest. Acceleration of vesting and exercise privileges of grants is allowed if a participant's termination of employment is due to a change in control, death or total disability. If a participant's job is terminated for cause, then all unvested awards expire on the date of termination. As discussed in more detail below in this proxy statement, subject to the approval of First Busey's stockholders, the 2010 Plan will be replaced by the 2020 Plan.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth information concerning the unvested stock awards held by our NEOs as of December 31, 2019. Market values are presented as of the end of 2019 for outstanding stock awards (based on the price of First Busey's common stock on December 31, 2019 of $27.50).

	STOCK AWARDS(1)
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Van A. Dukeman	114,781	$3,156,478
Robin N. Elliott	61,589	$1,693,698
Jeffrey D. Jones	11,685	$321,338
Amy L. Randolph	38,079	$1,047,173
Robert F. Plecki, Jr.	41,104	$1,130,360
John J. Powers	40,760	$1,120,900

(1)
All stock award grants reflected in this table represent RSUs and accrued dividend equivalents that vest in accordance with the schedules set forth below subject to the grantee's continued service with First Busey, with accelerated vesting upon a change in control of First Busey or upon termination of the grantee's service due to the grantee's death or disability and pro-rata vesting upon the grantee's retirement on or after attainment of age 62, provided that the grantee does not provide services to another financial institution following retirement from First Busey. See "Potential Payments Upon Termination or Change in Control Disclosure" below for further information. Vesting dates by NEO are as follows:

Van A. Dukeman—19,676 units on June 25, 2020; 18,912 units on July 11, 2021; 17,688 units on June 13, 2022; 26,260 units on August 1, 2023; and 32,245 units on July 5, 2024.

  Robin N. Elliott—8,234 units on June 25, 2020; 9,824 units on July 11, 2021; 12,382 units on June 13, 2022; 13,130 units on August 1, 2023; and 18,019 units on July 5, 2024.

  Jeffrey D. Jones—11,685 units on September 25, 2022.

  Amy L. Randolph—2,839 units on June 25, 2020; 4,912 units on July 11, 2021; 7,075 units on June 13, 2022; 9,027 units on August 1, 2023; and 14,226 units on July 5, 2024.

  Robert F. Plecki, Jr.—8,234 units on June 25, 2020; 8,105 units on July 11, 2021; 7,075 units on June 13, 2022; 8,206 units on August 1, 2023; and 9,484 units on July 5, 2024.

  John J. Powers—7,099 units on June 25, 2020; 7,000 units on July 11, 2021; 7,075 units on June 13, 2022; 8,206 units on August 1, 2023; and 11,380 units on July 5, 2024.

Option Exercises and Stock Vested in 2019

        Our NEOs did not exercise any stock options in 2019. RSU vesting information in 2019 by NEO is as follows:

Name	Number of Shares Vested (#)(1)	Value Realized on Vesting ($)(2)
Van A. Dukeman	17,482	$445,966
Robin N. Elliott	7,284	$185,815
Jeffrey D. Jones	—	—
Amy L. Randolph	2,648	$67,550
Robert F. Plecki, Jr.	7,284	$185,815
John J. Powers	6,224	$158,774

(1)
All vested stock awards reflected in this table include dividend equivalents earned during the vesting period.

(2)
Amounts reflect the value realized upon vesting of RSUs based on the closing price of First Busey stock of $25.51 on the June 23, 2019 vesting date.

Nonqualified Deferred Compensation Table

        The following table sets forth information concerning NEO benefits under the First Busey Executive Deferred Compensation Plan. A description of the First Busey Executive Deferred Compensation Plan can be found in the CD&A under "Deferred Compensation Plan."

Name	Executive Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Van A. Dukeman	—	$17,659	$1,439,846	—
Robin N. Elliott	—	—	—	—
Jeffrey D. Jones	—	—	—	—
Amy L. Randolph	—	—	—	—
Robert F. Plecki, Jr.	—	$7,574	$617,566	—
John J. Powers	—	—	—	—

(1)
In addition to regular interest and other earnings accrued during 2019, amounts include above-market earnings under the First Busey Executive Deferred Compensation Plan, which above-market earnings are also reflected in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table for 2019. The amount of

  Aggregate Earnings attributable to above-market earnings for Messrs. Dukeman and Plecki is $7,285 and $3,124, respectively.

(2)
Aggregate executive contributions, registrant contributions, and above-market interest were reported as compensation in the summary compensation table in previous years for Messrs. Dukeman and Plecki in the amount of $581,438 and $381,984, respectively.

        First Busey terminated the First Busey Executive Deferred Compensation Plan effective March 28, 2018. Deferred amounts accrued interest at a rate of 5.06% per annum until April 5, 2019, at which time all account balances were fully distributed.

Potential Payments Upon Termination or Change in Control Disclosure

        Each of Messrs. Dukeman, Elliott, Jones, Plecki and Powers and Ms. Randolph has an employment agreement that provides for certain severance payments following certain termination events, including a termination in connection with a "change in control" of First Busey. Each of Messrs. Dukeman, Elliott, Jones, Plecki and Powers and Ms. Randolph is subject to a confidentiality provision and a one-year noncompetition covenant following the termination of his or her respective employment. Messrs. Elliott, Jones, Plecki and Powers and Ms. Randolph are also subject to a one-year nonsolicitation covenant of employees and customers following a termination of employment. Payments due upon termination will be paid by First Busey in equal biweekly installments for a period of one year, or two years if the termination is in connection with a change in control (three years for Mr. Dukeman).

        Mr. Dukeman's agreement provides for one-year employment terms beginning each January 1 that automatically renew each year unless either Mr. Dukeman or First Busey provides the other with notice of nonrenewal. The agreement reflects the terms and conditions of Mr. Dukeman's employment with First Busey and entitles him to an annual base salary and annual performance bonuses and profit sharing benefits in accordance with First Busey's plans, as well as participation generally in First Busey's other employee benefit plans. Mr. Dukeman's agreement provides that if he is terminated without cause, if he terminates his employment due to constructive discharge, or if his employment is terminated due to disability or death, he or his named beneficiary will receive an amount equal to the sum of his annual base salary plus the amount of his most recent performance bonus; and if such termination occurs prior to the end of the current agreement term, the value of contributions under First Busey's retirement and employee benefit plans that would have been made through such term if he remained employed (the "Dukeman Severance Payment"). Mr. Dukeman will also be entitled to receive company-paid life, health and disability insurance for one year following the effective date of his termination. If the severance events described above occur within an 18-month period before a change in control of First Busey, Mr. Dukeman will also be entitled to receive an additional amount equal to the difference between the severance amounts described in the preceding two sentences and the greater of $900,000 or three times the Dukeman Severance Payment. Mr. Dukeman will be entitled to receive the greater of $900,000 or three times the Dukeman Severance Payment if: (a) Mr. Dukeman elects to terminate his employment, or his employment is terminated due to constructive discharge, within the one-year period after a change in control; or (b) his employment is terminated by First Busey for any reason within the 18-month period before, or at any time after, a change in control of First Busey. Mr. Dukeman will also be entitled to receive life, health and disability insurance for the three years following the effective date of such termination pursuant to a change in control. Mr. Dukeman will also be entitled to receive a gross-up payment from First Busey in the event that any amounts payable to him under his employment agreement or the other payments and benefits received by him are subject to penalties as excess parachute payments under the Internal Revenue Code.

        Mr. Elliott's agreement provides for one-year employment terms that automatically renew each year unless either Mr. Elliott or First Busey provides the other with notice of nonrenewal. The agreement reflects the terms and conditions of Mr. Elliott's employment with First Busey and entitles him to an annual base salary and annual performance bonuses and profit sharing benefits in accordance with First Busey's plans, as well as participation generally in First Busey's other employee benefit plans, including a $1.5 million life insurance policy. Mr. Elliott's agreement provides that, in the event that his employment is terminated by First Busey other than for cause or disability or his agreement terminates due to First Busey's non-renewal of such agreement or if he terminates for good reason, he or his beneficiary will receive a severance payment equal to the sum of his applicable annual base salary plus the amount of his most recent performance bonus (the "Elliott Severance Payment"). Mr. Elliott will also be entitled to receive continued health insurance at the same cost as during his employment for a period of one year following the effective date of termination. If First Busey or its successor terminates Mr. Elliott's employment without cause, or if he terminates for good reason within 180 days prior to, or within 2 years following, a change in control of the Company, Mr. Elliott will be entitled to receive a lump sum payment equal to two times the Elliott Severance Payment. Mr. Elliott will also be entitled to receive a lump sum payment in lieu of continuing health care in an amount equal to 18 months of continuation coverage pursuant to COBRA. All severance benefits are subject to reduction if such reduction would result in a better net-after-tax result for Mr. Elliott after taking into account the impact of the golden parachute rules of Sections 280G and 4999 of the Internal Revenue Code. In addition to the severance payments referred to above, in the event of Mr. Elliott's termination other than for cause, resignation for good reason, death or disability, he would be entitled to payment of a pro-rated annual incentive bonus through the date of termination.

        Mr. Jones' agreement provides for one-year employment terms that automatically renew each year unless either Mr. Jones or First Busey provides the other with notice of nonrenewal. The agreement reflects the terms and conditions of Mr. Jones' employment with First Busey and entitles him to an annual base salary and annual performance bonuses and profit sharing benefits in accordance with First Busey's plans, as well as participation generally in First Busey's other employee benefit plans, including a $1.5 million life insurance policy. Mr. Jones' agreement provides that, in the event that his employment is terminated by First Busey other than for cause or disability or his agreement terminates due to First Busey's non-renewal of such agreement or if he terminates for good reason, he or his beneficiary will receive a severance payment equal to the sum of his applicable annual base salary plus the amount of his most recent performance bonus (the "Jones Severance Payment"). Mr. Jones will also be entitled to receive continued health insurance at the same cost as during his employment for a period of one year following the effective date of termination. If First Busey or its successor terminates Mr. Jones' employment without cause, or if he terminates for good reason within 180 days prior to, or within 2 years following, a change in control of the Company, Mr. Jones will be entitled to receive a lump sum payment equal to two times the Jones Severance Payment. Mr. Jones will also be entitled to receive a lump sum payment in lieu of continuing health care in an amount equal to 18 months of continuation coverage pursuant to COBRA. All severance benefits are subject to reduction if such reduction would result in a better net-after-tax result for Mr. Jones after taking into account the impact of the golden parachute rules of Sections 280G and 4999 of the Internal Revenue Code. In addition to the severance payments referred to above, in the event of Mr. Jones' termination other than for cause, resignation for good reason, death or disability, he would be entitled to payment of a pro-rated annual incentive bonus through the date of termination.

        Ms. Randolph's agreement provides for one-year employment terms that automatically renew each year unless either Ms. Randolph or First Busey provides the other with notice of nonrenewal. The agreement reflects the terms and conditions of Ms. Randolph's employment with First Busey and entitles her to an annual base salary and annual performance bonuses and profit sharing benefits in accordance with First Busey's plans, as well as participation generally in First Busey's other employee benefit plans, including a $1.5 million life insurance policy. Ms. Randolph's agreement provides that, in the event that her employment is terminated by First Busey other than for cause or disability or her agreement terminates due to First Busey's non-renewal of such agreement or if she terminates for good reason, she or her beneficiary will receive a severance payment equal to the sum of her applicable annual base salary plus the amount of her most recent performance bonus (the "Randolph Severance Payment"). Ms. Randolph will also be entitled to receive continued health insurance at the same cost as during her employment for a period of one year following the effective date of termination. If First Busey or its successor terminates Ms. Randolph's employment without cause, or if she terminates for good reason within 180 days prior to, or within 2 years following, a change in control of the Company, Ms. Randolph will be entitled to receive a lump sum payment equal to two times the Randolph Severance Payment. Ms. Randolph will also be entitled to receive a lump sum payment in lieu of continuing health care in an amount equal to 18 months of continuation coverage pursuant to COBRA. All severance benefits are subject to reduction if such reduction would result in a better net-after-tax result for Ms. Randolph after taking into account the impact of the golden parachute rules of Sections 280G and 4999 of the Internal Revenue Code. In addition to the severance payments referred to above, in the event of Ms. Randolph's termination other than for cause, resignation for good reason, death or disability, she would be entitled to payment of a pro-rated annual incentive bonus through the date of termination.

        Mr. Plecki's agreement provides for one-year employment terms that automatically renew each year unless either Mr. Plecki or First Busey provides the other with notice of nonrenewal. The agreement reflects the terms and conditions of Mr. Plecki's employment with First Busey and entitles him to an annual base salary and annual performance bonuses and profit sharing benefits in accordance with First Busey's plans, as well as participation generally in First Busey's other employee benefit plans. Mr. Plecki's agreement provides that, in the event that he is terminated without cause or if he terminates due to constructive discharge, he or his beneficiary will receive a severance payment equal to the sum of his applicable annual base salary plus the amount of his most recent performance bonus plus the value of First Busey's contributions under tax-qualified retirement plans made for the calendar year preceding the year of termination (the "Plecki Severance Payment"). Mr. Plecki will also be entitled to receive continued health insurance at the same cost as during his employment for a period of one year following the effective date of termination. If First Busey or its successor terminates Mr. Plecki's employment without cause, or if he terminates due to constructive discharge within one year after a change in control, Mr. Plecki will be entitled to receive an amount equal to two times the Plecki Severance Payment. Mr. Plecki will also be entitled to receive continued health insurance at the same cost as during his employment for a period of two years following the effective date of such a termination pursuant to a change in control. In the event that any payments to Mr. Plecki under the agreement, or any other agreement or plan, are subject to penalties as excess parachute payments under the Internal Revenue Code, the agreement provides that the payment will be reduced so that the total payments received in connection with the change in control does not exceed one dollar less than the amount that First Busey may pay without a loss of deduction under Section 280G of the Internal Revenue Code.

        Mr. Powers' agreement provides for one-year employment terms that automatically renew each year unless either Mr. Powers or First Busey provides the other with notice of nonrenewal. The agreement reflects the terms and conditions of Mr. Powers' employment with First Busey and entitles him to an annual base salary and annual performance bonuses and profit sharing benefits in accordance with First Busey's plans, as well as participation generally in First Busey's other employee benefit plans, including a $1.5 million life insurance policy. Mr. Powers' agreement provides that, in the event that his employment is terminated by First Busey other than for cause or disability or his agreement terminates due to First Busey's non-renewal of such agreement or if he terminates for good reason, he or his beneficiary will receive a severance payment equal to the sum of his applicable annual base salary plus the amount of his most recent performance bonus (the "Powers Severance Payment"). Mr. Powers will also be entitled to receive continued health insurance at the same cost as during his employment for a period of one year following the effective date of termination. If First Busey or its successor terminates Mr. Powers' employment without cause, or if he terminates for good reason within 180 days prior to, or within 2 years following, a change in control of the Company, Mr. Powers will be entitled to receive a lump sum payment equal to two times the Powers Severance Payment. Mr. Powers will also be entitled to receive a lump sum payment in lieu of continuing health care in an amount equal to 18 months of continuation coverage pursuant to COBRA. All severance benefits are subject to reduction if such reduction would result in a better net-after-tax result for Mr. Powers after taking into account the impact of the golden parachute rules of Sections 280G and 4999 of the Internal Revenue Code. In addition to the severance payments referred to above, in the event of Mr. Powers' termination other than for cause, resignation for good reason, death or disability, he would be entitled to payment of a pro-rated annual incentive bonus through the date of termination.

        Payments made upon a termination of employment under the employment agreements for Messrs. Elliott, Jones, Plecki and Powers and Ms. Randolph are contingent on the executive's execution of a release.

        The following table shows potential payments to our NEOs following certain termination events, including a termination following a change in control of First Busey. The amounts shown assume that termination was effective as of December 31, 2019, and are estimates of the amounts that would be paid to the executives upon termination. The actual amounts to be paid can only be determined at the actual time of an executive's termination.

Name	Type of Payment	Involuntary Termination (No Change in Control)(1)	Termination Due to Disability or Death	Involuntary Termination (Change in Control)(1)(5)	Voluntary Termination (Change in Control)	Change in Control (No Termination)
Van A. Dukeman	Cash Severance Payment	$1,264,600	$1,264,600	$3,793,800	$3,793,800	—
	Life, Health & Disability	$18,966	$18,966	$56,897	$56,897	—
	Acceleration of Equity Awards(2)	—	$3,156,478	$3,156,478	$3,156,478	$3,156,478
	Gross-Up Payment(3)	—	—	$2,187,906	$2,187,906	—
Robin N. Elliott	Cash Severance Payment	$1,255,000	$425,000	$2,085,000	—	—
	Health(4)	—	—	—	—	—
	Acceleration of Equity Awards(2)	—	$1,693,698	$1,693,698	$1,693,698	$1,693,698
Jeffrey D. Jones	Cash Severance Payment	$850,000	$450,000	$1,250,000	—	—
	Health	$12,266	—	$18,399	—	—
	Acceleration of Equity Awards(2)	—	$321,338	$321,338	$321,338	$321,338
Amy L. Randolph	Cash Severance Payment	$931,500	$300,000	$1,563,000	—	—
	Health(4)	$241	—	$362	—	—
	Acceleration of Equity Awards(2)	—	$1,047,173	$1,047,173	$1,047,173	$1,047,173
Robert F. Plecki, Jr.	Cash Severance Payment	$582,100	—	$1,164,000	—	—
	Health	$7,331	—	$14,662	—	—
	Acceleration of Equity Awards(2)	—	$1,130,360	$1,130,360	$1,130,360	$1,130,360
John J. Powers	Cash Severance Payment	$862,500	$275,000	$1,450,000	—	—
	Health	$12,266		$18,399	—	—
	Acceleration of Equity Awards(2)	—	$1,120,900	$1,120,900	$1,120,900	$1,120,900

(1)
Involuntary Termination includes termination by First Busey without Cause or by the NEO for Good Reason or due to Constructive Discharge as defined in the applicable employment agreements.

(2)
The value of the acceleration of equity awards was determined based on the December 31, 2019 price of First Busey's common stock of $27.50 per share.

(3)
Estimated calculation based on a federal tax rate of 37.0%, state income tax rate of 4.95%, Medicare tax rate of 2.35% and excise tax of 20.0%.

(4)
Mr. Elliott and Ms. Randolph have waived insurance through First Busey.

(5)
With respect to Messrs. Elliott, Jones, Powers, Plecki and Ms. Randolph, amounts set forth are gross amounts payable upon a termination without cause or a resignation by the executive for good reason (with respect to Mr. Plecki, a constructive discharge) in connection with a change in control. Such amounts are subject to 280G cutback provisions, which may result in a reduced payment.

        As reflected in the table above, each NEO's outstanding RSUs, as reflected in the "Outstanding Equity Awards at Fiscal Year End" table above vest upon a change in control of First Busey or upon a termination of the officer's service due to the officer's death or disability under the terms of our 2010 Plan and the award agreements thereunder.

CEO PAY RATIO

        Pursuant to the Dodd-Frank Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the median employee's annual total compensation to the annual total compensation of the principal executive officer. This ratio is commonly referred to as the "CEO Pay Ratio." First Busey's principal executive officer is Mr. Dukeman, the President and Chief Executive Officer.

        In determining the median employee, a list of all active full-time and part-time employees as of December 31, 2019, exclusive of Mr. Dukeman, was prepared with their corresponding annual total W-2 compensation as reflected in our payroll records. Compensation was annualized for any individual not employed for the full year of 2019. Employees were ranked from lowest to highest based on annual total compensation. Since the number of employees was an even number, we selected two employees as the median. The annual total compensation of each median employee was then calculated in the same manner as the total compensation disclosed for Mr. Dukeman in the Summary Compensation Table. The total compensation of each employee was then averaged.

        For 2019, the annual total compensation of the median employee was $50,009, and the annual total compensation of the Chief Executive Officer, as reported in the Summary Compensation Table above, was $2,186,761. Based on this information, the ratio of annual total compensation of the Chief Executive Officer to annual total compensation of the median employee was approximately 43.7 to 1.

        This pay ratio is a reasonable estimate calculated in a manner consistent with Securities and Exchange Commission rules based on our payroll and employment records and the methodology described above. The Securities and Exchange Commission rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

EXECUTIVE MANAGEMENT COMPENSATION AND SUCCESSION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

        During 2019, the following individuals served as members of the Compensation Committee: Joseph M. Ambrose (Chair) until his death on January 4, 2019, Stanley J. Bradshaw, David J. Downey, Elisabeth M. Kimmel until her resignation effective March 15, 2019, Stephen V. King, August C. Meyer, Jr. until his retirement from the board on May 22, 2019 and Mr. George T. Shapland since July 24, 2019. Mr. King was appointed Chair of the Compensation Committee on January 30, 2019. None of these individuals has ever served as an officer or employee of First Busey or any of our subsidiaries. Additionally, none of these individuals has any relationships with First Busey or any of our subsidiaries requiring disclosure under "Certain Relationships and Related-Person Transactions" below, except as discussed in such section with respect to Mr. Downey. The Compensation Committee members have no interlocking relationships requiring disclosure under the rules of the Securities and Exchange Commission.

 PROPOSAL 2:
NONBINDING, ADVISORY VOTE TO APPROVE EXECUTIVE OFFICER COMPENSATION

        Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, and the rules and regulations promulgated thereunder, require publicly traded companies, such as First Busey, to conduct a separate stockholder advisory vote to approve the compensation of certain executive officers, as disclosed pursuant to the Securities and Exchange Commission's compensation disclosure rules, commonly referred to as a "say-on-pay" vote. In a nonbinding, advisory vote on the frequency of say-on-pay votes held at our 2018 Annual Meeting, our stockholders voted in favor of conducting say-on-pay votes annually. In light of this result, and other factors considered by our board of directors, our board determined that we would hold say-on-pay votes on an annual basis until the next advisory vote on such frequency, which will take place at our 2024 Annual Meeting.

        As described in more detail in the CD&A section of this proxy statement, the overall objectives of First Busey's compensation programs have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. Stockholders are urged to read the CD&A section of this proxy statement, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our NEOs in 2019. The Compensation Committee and the board of directors believe that the policies and procedures articulated in the CD&A section are effective in implementing our compensation philosophy and achieving its goals, and that the compensation of our NEOs in fiscal year 2019 reflects and supports these compensation policies and procedures.

        The following resolution is submitted for stockholder approval:

  "RESOLVED, that First Busey Corporation's stockholders approve, on an advisory basis, its executive compensation as described in the section captioned 'Compensation Discussion and Analysis' and the tabular disclosure regarding named executive officer compensation under 'Compensation of Named Executive Officers' contained in First Busey's proxy statement dated April 9, 2020."

        Approval of this resolution requires the affirmative vote of a majority of shares having voting power present at the 2020 Annual Meeting. While this say-on-pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on our board of directors and may not be construed as overruling any decision by the board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.

Board Recommendation

        The board of directors recommends stockholders vote to approve the overall compensation of our NEOs by voting "FOR" this proposal. Proxies properly signed and returned will be voted "FOR" this proposal unless stockholders specify otherwise.

PROPOSAL 3:
APPROVAL OF FIRST BUSEY CORPORATION 2020 EQUITY INCENTIVE PLAN

Proposal

        We are asking stockholders to approve the First Busey Corporation 2020 Equity Incentive Plan (the "2020 Plan").

Background

        The First Busey Corporation 2010 Equity Incentive Plan (the "2010 Plan") was originally adopted by our board and approved by stockholders in 2010. In 2015, an amended version of the 2010 Plan was adopted by our board and approved by stockholders for purposes of complying with certain requirements of Section 162(m) of the Internal Revenue Code, but stockholders were not asked to approve the authorization of any additional shares at that time. Additionally, in connection with our July 2017 acquisition of First Community Financial Partners, Inc. ("First Community"), we assumed the First Community Financial Partners, Inc. 2016 Equity Incentive Plan (the "First Community Plan") which, from time to time, we use for purposes of granting equity awards to legacy employees of First Community.

        Upon recommendation of the Compensation Committee, our board approved the 2020 Plan on March 25, 2020, subject to stockholder approval. If approved by stockholders, the 2020 Plan will replace the 2010 Plan and the First Community Plan (together, the "Prior Plans") with respect to awards granted after the 2020 Annual Meeting, and the remaining shares available under the Prior Plans will be available to use under the 2020 Plan (approximately 865,293 as of March 23, 2020). If this proposal is not approved, the Prior Plans will remain in effect, although pursuant to the terms of the 2010 Plan and the First Community Plan, no awards may be granted thereunder beginning on May 19, 2020 and May 19, 2026, respectively.

        We recommend that stockholders approve the 2020 Plan to permit the continued use of equity-based compensation. Equity-based awards are an important part of our compensation structure and serve the best interests of our stockholders by:

  •
  aligning the interests of our employees and non-employee directors with those of our stockholders,

  •
  motivating and rewarding achievement of long-term growth, and

  •
  enabling us to attract and retain talented employees who are critical to the successful execution of our business strategies.

        If the 2020 Plan is not approved, we may need to replace equity-based components of our compensation structure with cash, which would increase cash compensation expense and reduce alignment with stockholder interests.

Voting

        Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, to vote at the 2020 Annual Meeting is necessary for the approval of the 2020 Plan.

        The following summary of the material terms of the 2020 Plan is qualified in its entirety by reference to the complete text of the 2020 Plan, which is attached hereto as Appendix A. Capitalized terms used in this proposal that are not otherwise defined have the meanings given to them in the 2020 Plan.

 HIGHLIGHTS OF THE 2020 PLAN

        The terms of the 2020 Plan are generally consistent with the terms of the 2010 Plan, except that the 2020 Plan:

Authorizes Shares	Authorizes for issuance 975,000 shares plus the remaining shares available under the Prior Plans (approximately 865,293 as of March 23, 2020).
Removes References to Section 162(m) of the Internal Revenue Code	Removes terms related to Section 162(m) of the Internal Revenue Code that have become obsolete as a result of the federal tax reform legislation enacted in December 2017.
Enhances Transferability Restrictions	Prohibits the transfer of awards to third-party financial institutions.
Restricts Settlement of Dividends	Prohibits the settlement of dividends and dividend equivalents on any unvested awards.
No Liberal Share Recycling	Shares delivered to pay the exercise price or to satisfy tax withholding obligations may not be reused for future awards.
Establishes Minimum Vesting Requirements	Establishes minimum vesting requirements such that awards generally cannot vest earlier than one year after grant, subject to certain limited exceptions.
Director Limits	Implements annual limits on the amount of compensation that may be granted to non-employee directors under the 2020 Plan.
Double Trigger Change in Control

Establishes double-trigger vesting of awards upon a termination of a participant's employment by the Company without cause, or a resignation by the participant for good reason, in either case, on or within two years after a Change in Control.

        The 2020 Plan maintains, or enhances, features and practices of the 2010 Plan that promote good governance and protect stockholders' interests, including:

  •
  Forfeiture.  Generally, any outstanding awards, whether vested or unvested, will terminate and be forfeited if a participant is terminated for cause.

  •
  Clawback Policy Implementation.  All awards under the 2020 Plan will be subject to any applicable law relating to clawback or recapture of compensation and the Company's Clawback Policy, as effective April 3, 2014, as such policy may be amended from time to time.

  •
  Best practices for options and stock appreciation rights.  The 2020 Plan prohibits grants of discounted options or stock appreciation rights ("SARs"), the use of reload options and the repricing of options or SARs without stockholder approval.

  •
  No transferability.  Awards generally may not be transferred, except by will or the laws of descent and distribution.

  •
  No "evergreen" provision.  The 2020 Plan does not contain an "evergreen" provision pursuant to which shares authorized for issuance under the plan can be automatically replenished.

  •
  Independent oversight.  The 2020 Plan will be administered by our Compensation Committee, which is a committee comprised entirely of independent board members.

  •
  No Tax Gross-Ups.  The 2020 Plan does not provide for any tax gross-ups.

        As noted above, if stockholders do not approve the 2020 Plan, our future ability to issue equity-based awards, other than cash-settled awards, will be limited. This could have significant negative consequences and could, among other things:

  •
  Inhibit pay-for-performance and alignment with stockholders.  We believe that stock ownership by employees provides performance incentives and fosters long-term commitment to the benefit of our stockholders because equity-settled compensation (rather than cash-settled compensation) with long-term vesting conditions, forfeiture provisions and stock ownership requirements is essential to align employees' interests with those of our stockholders. If the 2020 Plan is not approved, our ability to use equity-based awards to foster alignment with our stockholders would be significantly limited.

  •
  Increase volatility in reported earnings and compensation expense.  Replacing equity-settled awards with cash-settled awards could increase compensation expense and could contribute to volatility in our reported earnings. Under current accounting rules, the charges for cash-settled awards would be based on quarterly fluctuations in our stock price. If the 2020 Plan is not approved, we may need to grant cash-settled awards which would increase the cost of compensation if our stock price appreciates and would lead to unpredictable quarterly results.

  •
  Impede ability to attract and retain talent.  The successful implementation of our business objectives depends largely on our ability to attract, retain and reward talented employees. If the 2020 Plan is not approved, we would be limited in our ability to use equity awards as a valuable retention tool and would be at a significant competitive disadvantage in attracting new talent.

GRANT PRACTICES AND KEY DATA

        Burn rate, which is a measure of share utilization rate in equity compensation plans, is an important factor for investors concerned about shareholder dilution. Burn rate is defined as the gross number of equity-based awards granted during a calendar year divided by the weighted average number of shares of common stock outstanding during the year. We have also provided an adjusted burn rate counting full-value awards, which do not include stock options, as 3.0 shares of common stock when calculating the burn rate. Our board of directors believes that our current three-year average burn rate for the period ended December 31, 2019 of 0.46% (or 1.387% adjusted burn rate) compares favorably to the Institutional Shareholder Services ("ISS") recommended burn rate benchmark of 2.90% for Russell 3000 (excluding S&P 500) banking institutions for meetings occurring on or after February 1, 2020, as set forth in the Appendix to the ISS report titled "United States Equity Compensation Plans Frequently Asked Questions" updated December 6, 2019.

        Our board of directors does not anticipate a significant increase in our average burn rate and estimates that the additional 975,000 shares to be authorized for issuance under the 2020 Plan, in combination with the remaining shares available under the Prior Plans, which will be available to be used under the 2020 Plan (approximately 865,293 as of March 23, 2020), will be sufficient for approximately seven years, assuming no strategic transactions or similar acquisitions that increase the size of our organization and the number of our equity-eligible employees.

        Our equity-based compensation model results in a "burn rate" as indicated in the chart below.

	2019	2018	2017	Average
(a) RSUs and DSUs granted and dividend equivalents earned(1)	264,207	212,250	200,537	225,665
(b) Shares underlying options granted(1)	0	0	0	0
(c) Net increase in diluted shares due to equity awards (a+b)(1)	264,207	212,250	200,537	225,665
(d) Weighted-average basic shares outstanding	54,852,000	48,854,000	42,685,000	48,797,000
(e) Burn rate (c/d)(2)	0.482%	0.434%	0.470%	0.462%
(f) Adjusted burn rate(3)	1.445%	1.303%	1.409%	1.387%

(1)
Reflects the gross number of shares underlying awards made to participants during the respective year. Does not include 121,360 options converted during 2017 due to the First Community acquisition.

(2)
Not adjusted for forfeitures, withholding and expirations, which would reduce the burn rate if taken into account.

(3)
Adjusted to reflect the Institutional Shareholder Services "multiplier" counting each full value award (RSU and deferred stock unit) as three option shares.

        Overhang is a commonly used measure to assess the dilutive impact of equity programs such as the 2020 Plan. Overhang shows how much existing shareholder ownership would be diluted if all outstanding equity-based awards plus all remaining shares available for equity-based awards were introduced into the market. Overhang is equal to the number of equity-award shares currently outstanding plus the number of equity-award shares available to be granted, divided by the total diluted shares of common stock outstanding at the end of the year. Our board of directors believes that an overhang of less than 7% is generally considered by investors to not raise questions of excessive dilution. The 975,000 additional shares subject to the 2020 Plan would bring our aggregate overhang to 4.9%. The table below provides updated overhang data as of March 23, 2020:

(a) Shares available under the 2020 Plan	975,000
(b) Shares underlying outstanding awards(1)	910,024
(c) Shares remaining available under the Prior Plans(2)	865,293
(d) Total shares authorized for or outstanding under awards (a+b+c)	2,750,317
(e) Total shares outstanding	54,386,972
(f) Overhang (d/e)	5.1%

(1)
Of such shares, 47,817 are option awards with a weighted average exercise price of $21.87.

(2)
Does not include 45,293 shares reserved under the Employee Stock Purchase Plan.

KEY TERMS OF THE 2020 PLAN

Purpose

        The purpose of the 2020 Plan is to: (a) promote the growth, profitability and long-term financial success of First Busey and its subsidiaries; (b) incentivize officers, other employees, non-employee directors, consultants and other service providers of the Company and our subsidiaries to achieve long-term corporate objectives; (c) attract and retain officers, other employees and non-employee directors, consultants and other service providers who can and do contribute to the Company's financial success and to further align their interests with those of the Company's stockholders; and (d) provide such individuals with an opportunity to acquire shares of our common stock.

Eligibility

        Participants under the 2020 Plan may include employees, directors, consultants and service providers of the Company or its subsidiaries. As of December 31, 2019, it is expected that approximately 1,619 employees, consultants and service providers and all of our non-employee directors (nine as of December 31, 2019) will be eligible to participate in the 2020 Plan.

Shares Subject to the 2020 Plan

        The aggregate number of shares of common stock that may be issued and as to which grants of awards may be made under the 2020 Plan is 975,000 shares plus the remaining shares available under the Prior Plans (approximately 865,293 as of March 23, 2020). All such shares may be granted as incentive stock options. Shares granted pursuant to an award under the 2020 Plan, or outstanding under the Prior Plans, that are cancelled, terminate, expire or are forfeited without having been exercised, or are settled in cash, will once again be available for purposes of the 2020 Plan. Awards granted in substitution for awards of an acquired company will not be counted against shares available under the 2020 Plan.

Other Limitations of Awards

        No awards may be granted under the 2020 Plan subsequent to the tenth anniversary on the date that the adoption of the 2020 Plan by the board is approved by the Company's stockholders. Except to the extent provided in an award agreement, awards are not transferable, and in no case may awards be transferred to a third-party financial institution. The maximum value of awards that can be granted during any calendar year to any non-employee director, solely with respect to his or her service as a member of the board, is $300,000.

Minimum Vesting Requirements

        All awards that may be granted under the 2020 Plan will be subject to a minimum vesting schedule of at least 12 months following the date of grant of the award; provided that vesting may accelerate in connection with death or disability or a "change in control" (as defined in the 2020 Plan). Notwithstanding the foregoing, up to 5% of the shares of stock available for grant under the 2020 Plan may be granted with a minimum vesting schedule for a shorter period.

Administration

        The 2020 Plan will generally be administered by a committee appointed by the board, which will be the Compensation Committee. The Compensation Committee has full authority to interpret the 2020 Plan, grant and interpret awards thereunder and prescribe terms and conditions of the awards granted (including setting forth provisions with regard to termination of employment or service as a non-employee director). The Compensation Committee can also delegate the authority, within limits it establishes, to grant awards to employees who are not subject to Section 16 of the Securities Exchange Act of 1934.

Types of Awards

        The types of awards that may be granted under the 2020 Plan are:

  •
  Stock Options.  Stock options may be granted as incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) or a non-qualified option that is not intended to be an incentive stock option. A stock option entitles the participant to purchase shares of our common stock at a fixed exercise price, which will not be less than 100% of the fair market value of our common stock on the date the option is granted. For stock options granted to employees, the applicable vesting period may not be less than one year, subject to certain exceptions. A limited number of shares (equal to 5% of the shares available for awards immediately following stockholder approval of the 2020 Plan) are not subject to such minimum vesting periods. No stock option can be exercised more than 10 years after the date of grant.

  •
  Stock Appreciation Rights.  SARs may be granted in conjunction with a stock option, referred to as a tandem SAR, or on a stand-alone basis. No SARs can be exercised more than 10 years after the date of grant. Stand-alone SARs entitle the participant to receive a number of shares of our common stock, cash or a combination of both, equal in value to the excess of the fair market value of our common stock over the base price of the SAR, which will not be less than 100% of the fair market value of our common stock on the date the SAR is granted. Tandem SARs entitle the participant to receive a number of shares of our common stock, cash or a combination of both, equal in value to the excess of the fair market value of our common stock on the exercise date over the exercise price of the related stock option. The exercise of a stock option causes a share for share reduction in any related tandem SARs, and similarly the exercise of a tandem SAR causes a share for share reduction in any related stock options.

  •
  Restricted Shares.  Restricted shares are shares of our common stock that are subject to such terms and conditions as the Compensation Committee may determine. The applicable restriction period may not be less than one year, subject to certain exceptions. A limited number of shares (equal to 5% of the shares available for awards immediately following stockholder approval of the 2020 Plan) are not subject to the minimum vesting period described in the prior sentence. A recipient of restricted shares has all the rights of a stockholder with respect to such shares, including voting and dividend rights (provided that dividends on unvested restricted shares will be settled only if and when the restriction period lapses).

  •
  Restricted Stock Units.  RSUs are unfunded, unsecured rights to receive a share of our common stock, or its equivalent in cash or other securities or property, that are subject to transfer and/or other restrictions, including forfeiture conditions. RSUs are subject to the same one-year minimum vesting requirement applicable to restricted shares, subject to certain exceptions. RSUs may include the right to receive dividend equivalents provided that no dividend equivalents may be settled until the underlying RSU becomes vested.

  •
  Deferred Stock Units.  Deferred stock units are unfunded, unsecured rights to receive a share of our common stock, or its equivalent in cash or other securities or property, that are subject to transfer and/or other restrictions (including forfeiture conditions), deliverable on a specified deferred delivery date. Deferred stock units are subject to the same one-year minimum vesting requirement applicable to restricted shares and RSUs, subject to certain exceptions. Deferred stock units may include the right to receive dividend equivalents provided that no dividend equivalents may be settled until the underlying deferred stock unit becomes vested.

  •
  Other Stock-Based or Cash-Based Awards.  The Compensation Committee may grant other equity-based or equity-related or cash-based awards, including, without limitation, the grant or offer for sale of unrestricted shares, bonus share awards, phantom share awards, performance share awards and performance units settled in cash. Such awards are subject to the same one-year minimum vesting requirement applicable to RSUs or restricted shares, subject to certain exceptions. Other stock-based or cash-based awards may include the right to receive dividends or dividend equivalents provided that no dividends or dividend equivalents may be paid until the date the underlying award becomes vested. Such awards may also be subject to the achievement of performance goals and based on performance criteria as determined by the Compensation Committee.

Change in Control

        If a participant's employment is terminated by the Company without "cause", or the participant resigns his or her employment for "good reason", in either case, on or within two (2) years after a "change in control" (as defined in the 2020 Plan) (a "qualifying termination"), all performance criteria and other conditions of awards subject to performance conditions are deemed to be fully achieved or fulfilled based on the actual performance as of the date of the change in control with respect to all open performance periods. In addition, following a qualifying termination, all options and SARs then held by participants will become fully exercisable immediately (subject to the expiration provisions otherwise applicable to the option or SAR) and all awards of restricted shares, RSUs and other stock-based or cash-based awards will be fully earned and vested immediately.

        A participant's employment may be terminated by the Company for "cause", as set forth in such participant's employment agreement with the Company. If an employment agreement with the Company does not contain a definition of "cause" or if a participant has not entered into an employment agreement with the Company, the Company may terminate a participant's employment for "cause" upon (a) any act of (i) fraud or intentional misrepresentation, or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or Company subsidiary, or (b) willful violation of any law, rule or regulation in connection with the performance of a participant's duties (other than traffic violations or similar offenses), or (c) with respect to any employee of the Company or Company subsidiary, commission of any act of moral turpitude or conviction of a felony, or (d) the willful or negligent failure of the participant to perform his duties in any material respect.

        A participant has "good reason" to resign his or her employment from the Company, as set forth in such participant's employment agreement with the Company. If an employment agreement with the Company does not contain a definition of "good reason" or if a participant has not entered into an employment agreement with the Company, a participant will generally have "good reason" to resign his or her employment from the Company, upon the occurrence of any of the following events without the participant's express written consent: (a) a material and adverse diminution in the participant's duties or responsibilities or status with the Company; (b) a material reduction by the Company in the participant's salary or target bonus; (c) any relocation requirement more than fifty (50) miles from the participant's residence; or (d) any material breach of any award agreement under the 2020 Plan by the Company.

Amendment and Termination

        The board may from time to time amend or terminate the 2020 Plan, provided that stockholder approval of any amendment or termination of the plan will be obtained to the extent necessary to comply with applicable law, regulations or the rules of a securities exchange on which our stock is traded or self-regulatory agency. For example, based on applicable securities exchange rules in effect as of the date of this proxy statement, an amendment requires stockholder approval if it materially increases the benefits accruing to participants under the 2020 Plan, materially increases the aggregate number of securities which may be issued under the 2020 Plan or materially modifies the requirements for participation under the 2020 Plan. No amendments to the 2020 Plan may impair the rights of an award holder without their prior written consent unless it is in an effort to comply with Section 409A of the Internal Revenue Code.

Forfeiture of Awards

        Unless specifically provided to the contrary in the applicable award agreement, if a participant's service is terminated for cause, any outstanding award held by such participant will be forfeited immediately and such participant will have no further rights under the award.

Clawback

        Awards to participants under the 2020 Plan will be subject to potential cancellation, recoupment, recession, payback or other action in accordance with any applicable policy that the Company may adopt from time to time (including the Company's Clawback Policy, as effective April 3, 2014 as such may be amended from time to time) or any applicable law, as may be in effect from time to time.

Benefits Under Other Plans

        Awards to participants under the 2020 Plan generally will be disregarded for purposes of determining the respective participant's benefits under, or contributions to, any qualified retirement plan, non-qualified plan and any other benefit plans maintained by such participant's employer.

U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a brief description of the U.S. federal income tax consequences generally arising with respect to grants of awards under the 2020 Plan. This description is not intended to, and does not, provide or supplement tax advice to award participants. Participants are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of awards under the 2020 Plan, including any state, local or foreign tax consequences and the effect, if any, of gift, estate and inheritance taxes.

Incentive Stock Options

        A participant will not recognize taxable income upon exercising an incentive stock option (an "ISO"), provided that the participant was, without a break in service, an employee of First Busey or one of its subsidiaries during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code). Notwithstanding the foregoing, the alternative minimum tax may apply. Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant generally will recognize ordinary income equal to the lesser of (a) the excess of the fair market value of the shares at the date of exercise of the ISO over the exercise price or (b) the amount realized upon the disposition of the ISO shares over the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an ISO for which the statutory holding periods (defined as on or after the later of (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date of exercise of the ISO) are met generally will result in long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis in the acquired shares of shares for which the ISO holding periods are met generally being the exercise price of the ISO).

Non-Qualified Stock Options and Stock Appreciation Rights

        The grant of a non-qualified stock option (i.e., an option other than an ISO) or SAR will create no tax consequences at the grant date for the participant or the Company. Upon exercising such an option or SAR, the participant will recognize ordinary income equal to the excess of the fair market value of the vested shares (and/or cash or other property) acquired on the date of exercise over the exercise price and will be subject to FICA (Social Security and Medicare) tax in respect of such amounts. A participant's disposition of shares acquired upon the exercise of a non-qualified stock option or SAR generally will result in long- or short-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the tax basis in the acquired shares generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the option).

Restricted Shares

        A participant of restricted shares generally will not be subject to income taxation at grant. Instead, upon lapse of the restrictions, the participant will recognize ordinary income equal to the fair market value of the shares on the date of lapse. The participant's tax basis in the shares received will be equal to the fair market value of the shares on the date the restrictions lapse, and the participant's holding period in such shares begins on the day after the restrictions lapse.

Restricted Stock Units

        A participant of an RSU (whether time-vested or subject to achievement of performance goals) will not be subject to income taxation at grant. Instead, the participant will be subject to income tax at ordinary rates on the fair market value of the shares (or the amount of cash) received on the date of delivery. The recipient will be subject to FICA (Social Security and Medicare) tax at the time any portion of such award is deemed vested for tax purposes. The fair market value of the shares (if any) received on the delivery date will be the participant's tax basis for purposes of determining any subsequent gain or loss from the sale of the shares, and the recipient's holding period with respect to such shares will begin at the delivery date. Gain or loss resulting from any sale of shares delivered to a participant will be treated as long- or short-term capital gain or loss depending on the holding period. If any dividend equivalent amounts are provided to the participant, they will be includible in the participant's income as additional compensation (and not as dividend income) and will be subject to income and employment tax withholding.

Disposition of Shares

        Unless stated otherwise above, upon the subsequent disposition of shares acquired under any of the preceding awards, a participant will recognize capital gain or loss based upon the difference between the amount realized on such disposition and the participant's basis in the shares, and such amount will be long-term capital gain or loss if such shares were held for more than 12 months. Capital gain is generally taxed at a maximum rate of 20% if the property is held more than one year.

Cash Awards

        A participant who receives a cash award will not recognize any taxable income for federal income tax purposes at grant, provided that no cash is actually paid at the time of grant. Upon the payment of any cash in satisfaction of the cash incentive award, the participant will realize ordinary income in an amount equal to the cash award received and First Busey will be entitled to a corresponding deduction.

Deduction

        The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the recipient in connection with the delivery of shares pursuant to an RSU or a performance share unit, the exercise of an option or SAR or the lapse of restrictions on restricted shares. The Company will not be entitled to any tax deduction with respect to an ISO if the recipient holds the shares for the ISO holding periods prior to disposition of shares and is generally not entitled to a tax deduction for any award with respect to any amount that represents compensation in excess of $1 million paid to "covered employees" under Section 162(m) of the Internal Revenue Code.

Section 409A

        Some awards under the 2020 Plan may be considered to be deferred compensation subject to special U.S. federal income tax rules (Section 409A of the Internal Revenue Code). Failure to satisfy the applicable requirements under these provisions for awards considered deferred compensation would result in the acceleration of income and additional income tax liability to the recipient, including certain penalties. The 2020 Plan and awards under the 2020 Plan are intended to be designed and administered so that any awards under the 2020 Plan that are considered to be deferred compensation will not give rise to any negative tax consequences to the recipient under these provisions.

NEW PLAN BENEFITS

        The amount of each participant's awards, if any, for 2020 will be determined in the discretion of the Compensation Committee and therefore cannot be calculated. As a result, the benefits that will be awarded or paid under the 2020 Plan are not currently determinable. The awards granted for the 2019 year, which would not have changed if the 2020 Plan had been in place instead of the 2010 Plan, are set forth in the following table.

Name and Position	Dollar Value ($)(1)	Number of Shares/Units
Van A. Dukeman, President and Chief Executive Officer	$849,997	31,740
Jeffrey D. Jones, Chief Financial Officer	$300,001	11,592
Robin N. Elliott, President and Chief Executive Officer of Busey Bank(2)	$474,997	17,737
Amy L. Randolph, Chief of Staff and Executive Vice President, Pillar Relations	$375,000	14,003
Robert F. Plecki, Jr., Chief Credit Officer	$249,991	9,335
John J. Powers, General Counsel	$299,990	11,202
All current executive officers, as a group (8 persons)	$2,924,977	109,612
All non-executive officer directors, as a group (9 persons)	$414,983	15,496
All non-executive officer employees, as a group	$2,860,077	106,799

(1)
For all employees, the amounts shown in this column constitute the aggregate grant date fair value of the annual restricted stock units granted on July 5, 2019 or September 25, 2019, in the case of Mr. Jones. On July 5, 2019, the closing price of our common stock on Nasdaq was $26.78 per share and on September 25, 2019 the closing price of our common stock on Nasdaq was $25.88. The amounts are valued in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation. See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the relevant assumptions used in calculating the fair value pursuant to ASC Topic 718. For non-employee directors, the dollar value reflects the value of deferred stock units granted shortly following the 2019 Annual Meeting, as described in "Election of Directors—Director Compensation" above on page 19.

(2)
Until April 23, 2019, Mr. Elliott served as the Company's Chief Operating Officer, and until August 19, 2019, as the Company's Chief Financial Officer.

EQUITY COMPENSATION PLAN INFORMATION

        The following table discloses the number of outstanding options, warrants and rights granted by First Busey to participants in equity compensation plans, as well as the number of securities remaining available for future issuance under these plans as of December 31, 2019. The table provides this information separately for equity compensation plans that have and have not been approved by security holders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted- average exercise price of outstanding options, warrants and rights(1)	(c) Number of securities remaining for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders(2)	921,999	(3)	$22.00	912,226	(4)
Equity compensation plans not approved by stockholders	—		—	—

Total	921,999		$22.00	912,226

(1)
The weighted average exercise price only relates to 53,185 stock options.

(2)
Includes outstanding awards under the First Busey Corporation 2010 Equity Incentive Plan, as amended, the Pulaski Financial Corp. 2006 Long-Term Incentive Plan, the Pulaski Financial Corp. 2002 Stock Option Plan, the First Community Financial Partners, Inc. Amended and Restated 2008 Equity Incentive Plan and the First Community Financial Partners, Inc. 2016 Equity Incentive Plan.

(3)
Includes 45,685 stock options with a weighted average exercise price of $23.40 assumed in connection with the acquisition of First Community Financial Partners, Inc.

(4)
Includes 557,301 shares reserved under the First Busey Corporation 2010 Equity Incentive Plan, 45,293 shares reserved under the First Busey Corporation Employee Stock Purchase Plan and 309,632 shares reserved under the First Community Financial Partners, Inc. 2016 Equity Incentive Plan.

Board Recommendation

        The board of directors recommends that stockholders vote "FOR" the approval of the 2020 Plan. Proxies properly signed and returned will be voted "FOR" this proposal unless stockholders specify otherwise.

 PROPOSAL 4:
APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION

Overview

        Our board of directors has unanimously approved, subject to stockholder approval, an amendment to our Articles, that would increase the authorized number of shares of common stock from 66,666,667 to 100,000,000. Under our existing Articles, we are authorized to issue 66,666,667 shares of common stock and 1,000,000 shares of preferred stock. As of the record date, March 23, 2020, 54,386,972 shares of common stock were issued and outstanding. An additional 910,024 shares of common stock are reserved for issuance pursuant to our equity incentive plans, 2,762 shares of common stock are reserved for issuance in connection with outstanding warrants issued by First Community and 191,278 shares of common stock are reserved for issuance in connection with outstanding warrants originally issued to the United States Department of the Treasury pursuant to the Capital Purchase Program implemented under the Troubled Asset Relief Program. Only 9,651,870 shares of common stock remain available for issuance. Our board desires to have flexibility in the future to, among other things, raise capital from time to time without further stockholder approval and issue shares of our common stock in connection with one or more acquisitions, and has determined that it is advisable and in the best interests of our stockholders to amend our Articles to increase the number of authorized shares of common stock from 66,666,667 to 100,000,000.

Proposed Amendment to Articles

        If the proposed amendment is approved by our stockholders, Paragraph A of Article IV of our Articles will be amended to read as follows:

        "A. Classes and Number of Shares. The total number of shares of all classes of stock the Corporation shall have authority to issue is 101,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

  1.
  100,000,000 shares of Common Stock, $0.001 par value per share.

  2.
  1,000,000 shares of Preferred Stock, $0.001 par value per share."

        If the amendment is adopted, it will become effective upon the filing of an amendment to our Articles with the Secretary of State of the State of Nevada, which we expect to occur following stockholder approval of the proposal. If the proposal is not approved by our stockholders, no amendment with respect to an increase in the number of authorized shares of common stock will be filed with the Secretary of State of the State of Nevada and the proposal will not be implemented.

Purpose of the Proposed Amendment

        The board believes that the increase in the number of authorized common shares is advisable and in the best interests of First Busey and our stockholders for several reasons. The increase in the number of authorized common shares would permit the board to issue stock without further stockholder approval and thus provide First Busey with maximum flexibility in: (a) maintaining or increasing our capital levels; (b) structuring capital-raising transactions; (c) participating in acquisitions, joint ventures and strategic alliances; and (d) for other corporate purposes. Approval of this proposal would enable us to respond promptly to, and take advantage of, market conditions and other favorable opportunities without incurring the delay and expense associated with calling a special stockholders' meeting to approve a contemplated stock issuance. Our management and board believe it is in the best interests of First Busey and our stockholders to have the flexibility provided by an increase in the number of authorized common shares.

        As of the date of this proxy statement, we do not have any immediate plans, understandings, agreements or commitments to issue additional shares of common stock for any purposes. However, we also review and evaluate potential capital raising activities, strategic transactions and other corporate actions on an ongoing basis to determine if such actions would be in the best interests of the Company and our stockholders and the additional shares authorized may be used for these purposes from time to time in the future as the board of directors may deem necessary.

Effect of the Proposed Amendment

        The additional shares of common stock for which we are seeking authorization would be a part of the existing class of our common stock and, if and when issued, would have the same rights and privileges as the shares of common stock that are currently outstanding. The additional shares would not (and the shares of common stock presently outstanding do not) entitle the holders thereof to preemptive or cumulative voting rights. Approval of an amendment authorizing additional shares of common stock will not cause any change or dilution to the rights of existing holders of our common stock, unless and until such time as any shares of common stock are actually issued. The degree of any dilution that would occur following the issuance of additional shares of stock would depend upon the number of shares of stock that are actually issued in the future, which number cannot be determined at this time. Issuance of a large number of additional voting shares could significantly dilute the voting power of our existing stockholders.

        The issuance of additional shares of common stock could be deemed under certain circumstances to have an anti-takeover effect where, for example, the shares were issued to dilute the equity ownership and corresponding voting power of a stockholder or group of stockholders who may oppose the policies or strategic plan of our existing management. On this basis, the proposed increase in authorized shares could enable the board to render more difficult or discourage an attempt by another person or entity to obtain control of First Busey.

Potential Impact if Proposed Amendment Is Not Adopted

        If the proposed amendment is not adopted by our stockholders and we are unable to increase our number of authorized shares of common stock, we will have only 9,651,870 shares of common stock remaining available for issuance, after taking into account the shares currently outstanding and reserved for other purposes. This limited number of available shares could restrict our ability to raise capital, take advantage of financing techniques that receive favorable treatment from regulatory agencies and credit rating agencies, or participate in acquisitions. Without sufficient shares of common stock to issue in financing transactions and acquisitions with little or no delay, we may be unable to take full advantage of market conditions that would best position First Busey in the future.

Required Stockholder Vote for Approval of the Proposal

        The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock will be required for the approval of the proposed amendment to our Articles. Abstaining from voting on this proposal, either in person or by proxy, will have the same effect as voting against the proposal. Broker non-votes will also have the same effect as voting against the proposal.

Board Recommendation

        The board of directors recommends that stockholders vote "FOR" the approval of the Articles Amendment to increase the number of authorized shares of our common stock from 66,666,667 to 100,000,000. Proxies properly signed and returned will be voted "FOR" this proposal unless stockholders specify otherwise.

 PROPOSAL 5:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed RSM US LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020. Although stockholder ratification of the appointment of RSM US LLP is not required by our bylaws or otherwise, our board of directors is submitting this appointment to our stockholders for their ratification at the 2020 Annual Meeting as a matter of good corporate practice. If the stockholders do not ratify the appointment of RSM US LLP, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the appointment of RSM US LLP is ratified by the stockholders at the Annual Meeting, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year.

Board Recommendation

        The board of directors recommends stockholders vote to ratify the appointment of RSM US LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020 by voting "FOR" this proposal. Proxies properly signed and returned will be voted "FOR" this proposal unless stockholders specify otherwise.

 AUDIT AND RELATED FEES

        During the period covering the fiscal years ended December 31, 2019 and 2018, RSM US LLP performed the following professional services for First Busey for which we paid the following amounts:

	2019	% of Total Fees	2018	% of Total Fees
Audit Fees(1)	$778,250	87%	$644,150	81%
Tax Fees(2)	$120,215	13%	$154,096	19%
All Other Fees	—	—	—	—
Total Fees	$898,465	100%	$798,246	100%

(1)
Audit fees consist of fees for professional services rendered for the integrated audit of First Busey Corporation's consolidated financial statements, including procedures required to comply with U.S. Department of Housing and Urban Development ("HUD"), review of First Busey Corporation's quarterly reports on Form 10-Q, annual report on Form 10-K and related proxy statement, consent on Form S-4 and related filings, and acquisition-related and core conversion audit procedures.

(2)
Tax services fees consist of compliance fees for the preparation of federal and state tax returns and other tax planning services and consulting on tax compliance and acquisition-related issues.

        A representative of RSM US LLP is expected to be present at the 2020 Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. We expect to appoint RSM US LLP as our independent registered public accounting firm for 2020 upon review and approval of an engagement letter by the Audit Committee.

Audit Committee Pre-Approval Policy

        Generally, the Audit Committee requires pre-approval of any services to be provided by First Busey's auditors, RSM US LLP, to First Busey or any of its affiliates. Additionally, the Audit Committee also pre-approves other services related to Sarbanes-Oxley compliance and accounting services provided by other third parties. The pre-approval procedures include the designation of such pre-approval responsibility to one individual on the Audit Committee, which was Mr. Kenney during the period covering the fiscal year ended December 31, 2019, since May 2018 and Mr. V.B. Leister, Jr. from January 2018 to May 2018.

        In 2019, the Audit Committee pre-approved all audit services which consisted of professional services rendered for the audit of our consolidated financial statements and internal control over financial reporting in accordance with Sarbanes-Oxley Section 404, procedures required to comply with HUD, review of financial statements included in our quarterly reports on Form 10-Q, annual report on Form 10-K and services normally provided by the independent auditor in connection with statutory and regulatory filings. Pre-approved tax services were related to the preparation of tax returns and tax payment-planning services for tax compliance, tax planning and tax advice. There were no other services that were required to be pre-approved by the committee.

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS

        The board has adopted a policy for review, approval and monitoring of transactions involving First Busey and "related persons" (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of our outstanding stock). The policy covers any related-person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant Securities and Exchange Commission rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect interest).

        Under the policy, the Audit Committee is responsible for reviewing and approving all reportable transactions with any related persons. In considering the transaction, the Audit Committee will take into account all relevant factors, including whether the transaction is on terms comparable to those available to an unaffiliated third party. In connection with any approval or ratification of a transaction, the Audit Committee will also determine whether any such transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer. The board has delegated to the Chairman of the Audit Committee the authority to pre-approve or ratify any transaction with a related person up to $120,000. The policy also provides that transactions involving competitive bids, the rendering of services by a regulated entity, and certain ordinary course of business banking transactions shall be deemed to be pre-approved by the Audit Committee.

        In considering Mr. Downey's independence, our board of directors took into consideration his role as President of The Downey Group, Inc., which in 2019 received life insurance commissions of $29,496 relating to Busey Bank insurance coverage. In considering Ms. Jensen's independence, our board of directors took into consideration her role as President and Chief Executive Officer of Farnsworth Group, Inc., which in 2019 provided engineering and architecture services to the Bank of $82,711. The board of directors ultimately determined that Mr. Downey and Ms. Jensen are "independent" because the payments made to their companies did not and will not interfere with their exercise of independent judgment in carrying out their responsibilities as a director.

        Our directors and executive officers and their associates were customers of, and had transactions with, First Busey and our subsidiaries in the ordinary course of business during 2019. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements, fiduciary and wealth management services, certificates of deposit and depository relationships were in the ordinary course of business and were made on substantially the same terms, including interest rates, collateral and repayment terms on the extension of credit, as those prevailing at the time for comparable transactions with other persons not related to First Busey and did not involve more than the normal risk of collectability or present unfavorable features. All such loans have been approved by Busey Bank's board of directors or, to the extent such loan was approved prior to acquisition of an acquired subsidiary bank, by the applicable acquired subsidiary bank's board of directors in accordance with bank regulatory requirements. Additionally, the Audit Committee considers other nonlending transactions between a director and First Busey or its subsidiaries to ensure that such transactions do not affect a director's independence.

OTHER BUSINESS

        As of the date hereof, there is no business to be transacted at the 2020 Annual Meeting other than that referred to in the Notice of Annual Meeting of Stockholders and it is not anticipated that other matters will be brought before the meeting. If, however, other matters should properly be brought before the 2020 Annual Meeting, it is intended that the proxy holders may vote or act in accordance with our board's recommendation on such matters.

ANNUAL REPORT AND FINANCIAL STATEMENTS; OTHER INFORMATION

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2019, which includes our financial statements as of and for the year ended December 31, 2019, is filed with the Securities and Exchange Commission.

        If you would like a copy of board committee charters, our code of ethics or other documents pertaining to our corporate governance, we provide these documents without charge. Please write to:

Ms. Mary E. Lakey
Corporate Secretary
First Busey Corporation
100 W. University Avenue
Champaign, IL 61820

*    *    *    *    *

ALL STOCKHOLDERS ARE URGED TO SIGN AND MAIL THEIR PROXIES OR VOTE BY TELEPHONE OR INTERNET BY FOLLOWING THE PREPRINTED INSTRUCTIONS SET FORTH ON THE PROXY OR NOTICE CARD PROMPTLY

APPENDIX A

FIRST BUSEY CORPORATION

2020 EQUITY INCENTIVE PLAN

ARTICLE 1
GENERAL

        Section 1.1    Purpose.    The purpose of this FIRST BUSEY CORPORATION 2020 EQUITY INCENTIVE PLAN (the "Plan") is to (a) promote the growth, profitability and long-term financial success of FIRST BUSEY CORPORATION, a Nevada corporation (the "Company") and its Subsidiaries; (b) incentivize officers, other employees, non-employee directors, Consultants and other service providers of First Busey and its Subsidiaries to achieve long-term corporate objectives; (c) attract and retain officers, other employees and non-employee directors, Consultants and other service providers who can and do contribute to the Company's financial success and to further align their interests with those of the Company's stockholders; and (d) provide such individuals with an opportunity to acquire shares of the Company's common stock.

        Section 1.2    Administration.    The authority to control and manage the operation of the Plan shall be vested in a committee of the Company's Board of Directors (the "Committee"), in accordance with ARTICLE 5.

        Section 1.3    Participation.    Each employee, Director, or Consultant of the Company or any Subsidiary of the Company who is granted an award in accordance with the terms of the Plan (an "Award") shall be deemed a Participant in the Plan. Awards shall be limited to employees, Directors and Consultants of the Company or any Subsidiary; provided, however, that an Award (other than an award of an ISO) may be granted to an individual prior to the date on which he or she first performs services as an employee, Director or Consultant, provided that such Award does not become vested prior to the date such individual commences such services.

        Section 1.4    Definitions.    Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of ARTICLE 8).

ARTICLE 2
AWARDS UNDER THE PLAN

        Section 2.1    General.    Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement. Awards may be granted in the form of stock options, stock appreciation rights, restricted shares, restricted stock units, deferred stock units, other equity-related or cash-based awards, or in the form of dividend equivalent rights, in each case, as set forth in this Section 2.1.

          (a)    Stock Options.    A stock option represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any option may be either an incentive stock option (an "ISO") that is intended to satisfy the requirements applicable to an "incentive stock option" described in Code Section 422(b) or a non-qualified option that is not intended to be an ISO, provided, however, that no ISOs may be: (i) granted after the ten-year anniversary of the earlier of the Effective Date or stockholder approval of the Plan; or (ii) granted to a non-employee. Unless otherwise specifically provided by its terms, any option granted under the Plan shall be a non-qualified option. Any ISO granted under the Plan that does not qualify as an ISO for any reason shall be deemed to be a non-qualified option. In addition, any ISO granted under the Plan

Appendix A-1

  may be unilaterally modified by the Committee to disqualify such option from ISO treatment such that it shall become a non-qualified option.

          (b)    Stock Appreciation Rights.    A stock appreciation right (an "SAR") is a right to receive, in cash, Stock or a combination of both (as shall be reflected in the Award Agreement), an amount equal to or based upon the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

          (c)    Restricted Shares.    A restricted share is a share of Stock that is subject to such terms and conditions as the Committee may determine. Upon the delivery of such shares to a Participant, the Participant will have the rights of a stockholder with respect to the restricted shares, subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement. Unless the Committee elects to use another system (such as issuing a stock certificate (or other appropriate document or evidence of ownership) representing shares of Stock), each Participant granted an Award of restricted shares shall have such shares held by the Company or its designated agent in book entry form with the terms, conditions, and restrictions applicable to such Award on such shares duly noted until the time such restrictions lapse. Upon the lapse of such restrictions (and the satisfaction or attainment of an Award's terms and conditions), the restrictions shall be removed from the requisite number of any shares of Stock that are held in book entry form and such shares shall be delivered to the holder of such Award.

          (d)    Restricted Stock Units.    The Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee may determine. A Participant granted a restricted stock unit will have only the rights of a general unsecured creditor of the Company until delivery of the shares of Stock, cash or other securities or property underlying the restricted stock unit is made, as specified in the applicable Award Agreement. On the delivery date specified in the Award Agreement, a Participant will receive one share of Stock, cash or other securities or property equal in value to a share of Stock or a combination thereof, as specified by the Committee in respect of each restricted stock unit granted to such Participant and not previously forfeited or terminated.

          (e)    Deferred Stock Units.    The Committee may grant Awards of deferred stock units in such amounts and subject to such terms and conditions as the Committee may determine. A Participant granted a deferred stock unit will have only the rights of a general unsecured creditor of the Company until delivery of the shares of Stock, cash or other securities or property underlying the deferred stock unit is made, as specified in the applicable Award Agreement. On the deferred delivery date specified in the Award Agreement, a Participant will receive one share of Stock, cash or other securities or property equal in value to a share of Stock or a combination thereof as specified by the Committee in respect of each deferred stock unit granted to such Participant and not previously forfeited or terminated.

          (f)    Other Stock-Based or Cash-Based Awards.    The Committee may grant other types of equity-based, equity-related or cash-based Awards (including, without limitation, the grant or offer for sale of unrestricted shares of Stock, bonus share awards, phantom share awards, performance share awards and performance units settled in cash) ("Other Stock-Based or Cash-Based Awards") in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to the achievement of Performance Goals, as determined by the Committee at the time of grant. Such Awards may entail the transfer of actual shares of Stock to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

          (g)    Dividend and Dividend Equivalents.    Any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments equal to any portion of or all

Appendix A-2

  of the regular cash dividends that would be paid on shares of Stock subject to the Award if such shares of Stock had been delivered pursuant to such Award. In the event the Committee determines an Award entitles a Participant to dividends or dividend equivalent payments, the Committee shall determine whether such payments will be made in cash, in shares of Stock or in another form (including, without limitation, in the form of additional Awards), whether they will be conditioned upon the exercise of the Award to which they relate (subject to compliance with Code Section 409A), the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate; provided that in no event may such payments or deliveries be made unless and until the Award to which they relate vests (including, in the case of any Performance-Based Award, unless and until the applicable Performance Goals have been satisfied). For the avoidance of doubt, all ordinary cash dividends or other ordinary distributions paid upon any restricted share will be retained by the Company and will be paid to the relevant Participant (without interest) when the Award of such restricted share vests and will revert back to the Company if for any reason the restricted share upon which such dividends or other distributions were paid reverts back to the Company (any extraordinary dividends or other extraordinary distributions will be treated in accordance with Section 3.4).

        Section 2.2    Exercise of Options and SARs.    An option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall an option or SAR expire later than ten years after the date of its grant (five years in the case of a 10% Stockholder with respect to an ISO). The "Exercise Price" of each option and SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant in the case of a 10% Stockholder; further, provided, that, to the extent permitted under Code Section 409A, the Exercise Price may be higher or lower in the case of options or SARs granted in replacement of existing awards held by an employee, Director or Consultant granted under the First Busey Corporation 2010 Equity Incentive Plan (as amended) or the First Community Financial Partners, Inc. 2016 Equity Incentive Plan (together, the "Prior Plans") or by an acquired entity. The payment of the Exercise Price of an option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (a) by tendering, either actually or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (c) with respect to options, payment through a net exercise such that, without the payment of any funds, the Participant may exercise the option and receive the net number of shares of Stock equal in value to (i) the number of shares of Stock as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on such date as is determined by the Committee) less the Exercise Price, and the denominator of which is such Fair Market Value (the number of net shares of Stock to be received shall be rounded down to the nearest whole number of shares of Stock); (d) by personal, certified or cashiers' check; (e) by other property deemed acceptable by the Committee; or (f) by any combination thereof.

        Section 2.3    Performance-Based Awards.    Any Award may be granted so that the right of the Participant to receive shares of Stock (or their cash equivalent) in respect of such Award is conditioned on the achievement of Performance Goals established by the Committee, during a specified performance period of not less than one year (a "Performance-Based Award").

          (a)    Performance Goals.    "Performance Goals" shall mean goals based upon the achievement of one or more pre-established, objective measures of performance during a specified performance period, selected by the Committee in its sole discretion. Performance Goals may be based on one

Appendix A-3

  or more of the following objective performance measures ("Performance Measures"): earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; and earnings per share; each as may be defined by the Committee); financial return ratios (e.g., return on investment; return on invested capital; return on equity; and return on assets; each as may be defined by the Committee); "Texas ratio"; expense ratio; efficiency ratio; increase in revenue, operating, or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income, or net income; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; assets per employee; charge offs; loan loss reserves; loans; deposits; nonperforming assets; growth of loans, deposits, or assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; and/or budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals, and goals relating to acquisitions or divestitures. The Committee may in its discretion also determine to use other objective performance measures and/or other terms and conditions. Performance Measures may be established in regard to the Company as a whole or of any one or more Subsidiaries, divisions, operational or business units, or financial reporting segments of the Company or a Subsidiary, or any combination thereof, and may be measured by or expressed in either, or a combination, of absolute or relative values.

          (b)    Achievement of Performance Goals; Weighting.    When the Performance Goals are established, the Committee shall specify the manner in which the level of achievement of such Performance Goals shall be calculated (including, whether partial achievement of the Performance Goals may result in a payment or vesting based upon the degree of achievement) and the weighting assigned to such Performance Goals.

          (c)    Extraordinary Items.    In establishing any Performance Goals, the Committee may provide for objectively determinable adjustments, modifications or amendments to any of the Performance Goals, as the Committee may deem appropriate (including, but not limited to for one or more of the items of gain, loss, profit or expense): (i) determined to be extraordinary or unusual in nature or infrequent in occurrence; (ii) related to the disposition of a business; (iii) related to changes in tax or accounting principles, regulations or laws; (iv) related to discontinued operations that do not qualify as a segment of business under GAAP or (v) attributable to the business operations of any entity acquired by the Company.

          (d)    Committee Determinations.    Following completion of the applicable performance period, the Committee shall determine in accordance with the terms of the Performance-Based Award whether the applicable Performance Goal(s) were achieved, the level of such achievement, and the amount, if any, earned by the Participant based on such performance. The amount of the Performance-Based Award determined by the Committee for a performance period will be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period.

        Section 2.4    Repricing of Awards.    Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company's stockholders, the Exercise Price for any outstanding option or SAR may not be decreased after the date of grant nor may an outstanding option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement option or SAR with a lower exercise price.

        Section 2.5    Forfeiture of Awards.    Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding Award, whether vested or unvested, held by a Participant shall terminate immediately, the Award shall be forfeited and the Participant shall have no further rights thereunder.

Appendix A-4

        Section 2.6    Clawback Policy.    Awards will be subject to potential cancellation, recoupment, recession, payback or other action in accordance with any applicable policy that the Company may adopt from time to time (including the Company's Clawback Policy, as effective April 3, 2014 as such may be amended from time to time) or any applicable law, as may be in effect from time to time.

        Section 2.7    Deferral of Awards.    Subject to the approval of and any requirements imposed by the Committee and to the extent permitted under Code Section 409A, each Participant may be eligible to defer receipt, under the terms and conditions as may be approved by the Company, of part or all of any payments otherwise due under any Award.

        Section 2.8    Minimum Vesting Requirements.    All Awards shall be subject to a minimum vesting schedule of at least 12 months following the date of grant of the Award, provided that vesting may accelerate in connection with death, disability or a Change in Control as set forth in the Award Agreement. Notwithstanding the foregoing, up to 5% of the shares of Stock available for grant under the Plan may be granted with a minimum vesting schedule that is shorter than the period mandated in this Section 2.8.

ARTICLE 3
SHARES SUBJECT TO PLAN

        Section 3.1    Available Shares.    The shares of Stock with respect to which Awards may be made shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

        Section 3.2    Share Limitations.

          (a)    Share Reserve.    Following shareholder approval of the Plan, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries in the aggregate under the Plan is 975,000 shares of Stock plus any shares of Stock available but unused under the Prior Plans as of the Effective Date, subject to adjustment as provided in Section 3.4. For purposes of this Section 3.2(a), the number of shares of Stock to which an Award relates shall be counted against the number of shares of Stock available under the Plan at the time of grant of the Award, provided that tandem Awards shall not be double-counted and Awards payable solely in cash shall not be counted. Shares of Stock subject to Awards that are assumed, converted or substituted under the Plan as a result of the Company's acquisition of another company (including by way of merger, combination or similar transaction) will not count against the number of shares of Stock that may be granted under the Plan. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards and do not reduce the maximum number of shares available for grant under the Plan, subject to applicable stock exchange requirements.

          (b)    Reuse of Shares.    If any award or any outstanding award granted under the Prior Plans (a "Prior Plan Award") is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, except by reason of the exercise of a tandem Award or a tandem Prior Plan Award, or if shares of Stock pursuant to an Award or a Prior Plan Award are forfeited pursuant to applicable restrictions, or if payment in respect of an Award or a Prior Plan Award is made to the Participant or Prior Plan Award holder in the form of cash, cash equivalents or other property other than shares of Stock, the number of shares of Stock subject thereto shall again be available for purposes of the Plan. Notwithstanding the foregoing, the following shares of Stock shall not become available for purposes of the Plan: (i) shares of Stock previously owned or acquired by the Participant that are delivered to the Company, or withheld from an Award or a Prior Plan Award, to pay the exercise price, (ii) shares of Stock that are delivered or withheld for purposes of satisfying a tax withholding obligation, or (iii) shares of Stock reserved for issuance

Appendix A-5

  upon the grant of a SAR or a Prior Plan Award consisting of a SAR that exceed the number of shares of Stock actually issued upon exercise.

        Section 3.3    Limitations on Grants to Individuals.    Aggregate Awards granted to any one Director who is not an employee of the Company or of its Subsidiaries in respect of any calendar year, solely with respect to his or her service as a member of the Board, may not exceed $300,000, based on the aggregate value of cash awards and the Fair Market Value of Stock-based awards, in each case, as determined as of the grant date of such Award.

        Section 3.4    Adjustments.    In the event of a corporate transaction involving the Company or as a result of any increase or decrease in the number of issued shares of Stock of the Company resulting from a stock dividend, stock split, reverse stock split, extraordinary dividend, extraordinary distribution, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, exchange of shares, rights offering, separation, reorganization, liquidation or similar event which the Committee determines affects the shares of Stock such that an adjustment pursuant to this Section 3.4 is appropriate to prevent the enlargement or dilution of rights, all outstanding Awards, the number of shares reserved for issuance under the Plan under Section 3.2 and the specified limitations set forth in Section 3.3 shall automatically be adjusted to proportionately and uniformly reflect such transaction; provided, however, that the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary and in its sole discretion to preserve the benefits or potential benefits of the Awards and the Plan. Action by the Committee may include: (a) adjustment of the number and kind of shares which may be delivered under the Plan; (b) adjustment of the number and kind of shares subject to outstanding Awards; (c) adjustment of the Exercise Price of outstanding options and SARs; (d) adjustment of the Performance Goals and (e) any other adjustments that the Committee determines to be equitable (which may include, (i) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (ii) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of an option or SAR, the amount of such payment shall be the excess of the value of the Stock subject to the option or SAR at the time of the transaction over the Exercise Price; provided, that no such payment shall be required in consideration for the cancellation of the Award if the Exercise Price is greater than the value of the Stock at the time of such corporate transaction or event). Notwithstanding the foregoing, no such adjustment may be made under this Section 3.4 if or to the extent it would cause an outstanding Award to cease to be exempt from, or fail to comply with, Code Section 409A.

        Section 3.5    Delivery of Shares.    Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

          (a)    Compliance with Applicable Laws.    Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

          (b)    Certificates.    To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Appendix A-6

 ARTICLE 4
CHANGE IN CONTROL

        Section 4.1    Consequence of a Change in Control.

          (a)   Subject to the provisions of Section 3.4, if a Participant's employment is terminated by the Company or any successor entity thereto without Cause, or the Participant resigns his or her employment for Good Reason, in either case, on or within two (2) years after a Change in Control (a "Qualifying Termination"), (i) all options and SARs then held by the Participant shall become fully exercisable immediately upon the Change in Control (subject to the expiration provisions otherwise applicable to the option or SAR) and (ii) all Awards granted pursuant to Section 2.1(c), (d), (e) or (f) shall be fully earned and vested immediately upon the Change in Control, with any outstanding Performance-Based Award deemed earned at the actual performance level as of the date of the Change in Control with respect to all open performance periods.

          (b)   Notwithstanding the foregoing, in the event of a Change in Control, a Participant's Award will be treated, to the extent determined by the Committee to be permitted under Code Section 409A, in accordance with one or more of the following methods as determined by the Committee in its sole discretion: (i) settle such Awards for an amount of cash or securities equal to their value, where in the case of stock options and SARs, the value of such awards, if any, will be equal to their in-the-money spread value (if any), as determined in the sole discretion of the Committee; (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; (iii) modify the terms of such awards to add events, conditions or circumstances upon which the vesting of such Awards or lapsing of restrictions thereon will accelerate; (iv) deem any Performance Goals satisfied at target, maximum or actual performance through the closing of the Change in Control or provide for the Performance Goals to continue (as is or as adjusted by the Committee) after the closing of the Change in Control; or (v) provide that for a period of at least 20 days prior to the Change in Control, any stock options or SARs that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all shares of Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or SARs not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. In the event that the consideration paid in the Change in Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Committee will determine if Awards settled under clause (i) above are (A) valued at the closing of the Change in Control taking into account such contingent consideration (with the value determined by the Committee in its sole discretion) or (B) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a Change in Control where all stock options and SARs are settled for an amount (as determined in the sole discretion of the Committee) of cash or securities, the Committee may, in its sole discretion, terminate any stock option or SAR for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control without payment of consideration therefor. Similar actions to those specified in this Section 4.1(b) may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.

        Section 4.2    Definition of Change in Control.    For purposes of the Plan, "Change in Control" shall mean in the case of a Participant with a then-current written employment, change in control or similar

Appendix A-7

agreement with the Company (regardless of form), the definition of Change in Control set forth therein, and for all other Participants, a Change in Control shall be deemed to have occurred if:

          (a)   During any period of not more than 36 months, individuals who constitute the Board as of the beginning of the period (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director of the Board subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director of the Board, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Board as a result of an actual or publicly threatened election contest with respect to directors of the Board or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;

          (b)   Any "person" (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then-outstanding securities eligible to vote for the election of the Board ("Company Voting Securities"); provided, however, that the event described in this Section 4.2(b) will not be deemed to be a Change in Control by virtue of the ownership, or acquisition, of Company Voting Securities: (i) by the Company, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) pursuant to a Non-Qualifying Transaction (as defined in Section 4.2(c));

          (c)   The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (i) more than 60% of the total voting power of (x) the entity resulting from such Business Combination (the "Surviving Entity"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (iii) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) of this Section 4.2(c) will be deemed to be a "Non-Qualifying Transaction");

          (d)   The consummation of a sale of all or substantially all of the Company's assets (other than to an affiliate of the Company); or

Appendix A-8

          (e)   The Company's stockholders approve a plan of complete liquidation or dissolution of the Company.

        Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control will then occur.

        In the event that any Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under such Award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a "change in the ownership" or "change in the effective control" of the Company, as permitted under Code Section 409A.

ARTICLE 5
COMMITTEE

        Section 5.1    Administration.    The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this ARTICLE 5. The Committee shall be selected by the Board, provided that the Committee shall consist of two or more members of the Board, each of whom are both a "non-employee director" (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and an "independent" director under the rules of the Nasdaq Stock Market. Subject to applicable stock exchange rules, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Unless otherwise determined by the Board, the Board shall administer the Plan, and otherwise exercise the same authority as the Committee, with respect to grants of Awards to Directors who are not employees of the Company.

        Section 5.2    Powers of Committee.    In particular, in connection with controlling and managing the operation and administration of the Plan, the Committee will have the authority in its sole discretion to:

          (a)   exercise all of the powers granted to it under the Plan;

          (b)   construe, interpret and implement the Plan and all Award Agreements;

          (c)   prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee's own operations;

          (d)   make all determinations necessary or advisable in administering the Plan;

          (e)   correct any defect, supply any omission and reconcile any inconsistency in the Plan;

          (f)    amend the Plan to reflect changes in applicable law;

          (g)   grant, or recommend to the Board for approval to grant, Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to the effect of a Termination of Service on such Awards and conditioning the vesting of, or the lapsing of any applicable vesting restrictions or other vesting conditions on, Awards upon the attainment of Performance Goals and/or upon continued service;

Appendix A-9

          (h)   amend any outstanding Award Agreement in any respect including, without limitation, to:

      (i)
      accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any shares of Stock acquired pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant's underlying Award),

      (ii)
      accelerate the time or times at which shares of Stock are delivered under the Award (and, without limitation on the Committee's rights, in connection with such acceleration, the Committee may provide that any shares of Stock delivered pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant's underlying Award),

      (iii)
      waive or amend any goals, restrictions, vesting provisions or conditions set forth in such Award Agreement, or impose new goals, restrictions, vesting provisions and conditions or

      (iv)
      reflect a change in the Participant's circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities); and

          (i)    determine at any time whether, to what extent and under what circumstances and the method or methods,

      (i)
      Awards may be (A) settled in cash, shares of Stock, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Participant's Award, including the effect on any repayment provisions under the Plan or Award Agreement), (B) exercised or (C) canceled, forfeited or suspended;

      (ii)
      shares of Stock, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant thereof or of the Committee,

      (iii)
      to the extent permitted under applicable law, loans (whether or not secured by shares of Stock) may be extended by the Company with respect to any Awards,

      (iv)
      Awards may be settled by the Company, any of its Subsidiaries or affiliates or any of their designees and

      (v)
      the exercise price for any stock option (other than an ISO, unless the Committee determines that such a stock option will no longer constitute an ISO) or SAR may be reset.

        Section 5.3    Delegation by Committee.    Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, the Committee may allocate among its members and delegate to any person who is not a member of the Committee, or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. Except as specifically provided to the contrary, references to the Committee include any administrative group, individual or individuals to whom the Committee has delegated its duties and powers. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Appendix A-10

        Section 5.4    Information to be Furnished to Committee.    As may be permitted by applicable law, the Company and any Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and any Subsidiary as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

        Section 5.5    Expenses and Liabilities.    All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan. The Company, and its officers and Directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

ARTICLE 6
AMENDMENT AND TERMINATION; EFFECTIVE DATE

        Section 6.1    General.    Unless otherwise determined by the Board, stockholder approval of any amendment or termination of the Plan will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange on which our Stock is traded or self-regulatory agency and subject to the foregoing, the Board may, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 3.4 and Section 6.2) may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any Award granted prior to the date such amendment is adopted by the Board.

        Section 6.2    Amendment to Conform to Law.    Notwithstanding any provision in the Plan or any Award Agreement to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A). By accepting an Award, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 to any Award without further consideration or action.

        Section 6.3    Effective Date and Duration of Plan.    The Plan was adopted by the Board on March 25, 2020. The "Effective Date" of the Plan shall be the date that the adoption of the Plan by the Board is approved by a majority of the votes cast at a duly held meeting of stockholders held on or prior to March 24, 2021 at which a quorum representing a majority of the outstanding voting stock of the Company is, either in person or by proxy, present and voting. No Awards may be awarded subsequent to the tenth anniversary of the Effective Date.

ARTICLE 7
GENERAL TERMS

        Section 7.1    No Implied Rights.

          (a)    No Rights to Specific Assets.    Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any

Appendix A-11

  Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

          (b)    No Contractual Right to Employment or Future Awards.    The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.

          (c)    No Rights as a Stockholder.    Except as otherwise provided in the Plan, no Award shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

        Section 7.2    Transferability.    Except as otherwise provided by the Committee, Awards may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Participant other than by will or, if the Participant dies intestate, by the laws of descent and distribution of the state of domicile of the Participant at the time of death; provided, that in no event shall any Award be transferred in exchange for consideration to the Participant. The Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be limited to immediate family members of participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and in no event shall any Award be sold, assigned, transferred under this Section 7.2 to any third-party financial institution.

        Section 7.3    Designation of Beneficiaries.    A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation ("Beneficiary Designation"). Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

        Section 7.4    Non-Exclusivity.    Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of restricted stock, stock options or other equity awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        Section 7.5    Award Agreement.    Each Award shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may but need not require that the Participant sign a copy of the Award Agreement.

        Section 7.6    Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

        Section 7.7    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Appendix A-12

        Section 7.8    Tax Withholding.    All distributions under the Plan are subject to withholding of all applicable taxes and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied: (a) through cash payment by the Participant; (b) through the surrender of shares of Stock which the Participant already owns; or (c) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such shares under clause (c) may not be used to satisfy withholding obligations other than the Company's minimum or maximum statutory withholding obligations.

        Section 7.9    Action by Company or Subsidiary.    Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.

        Section 7.10    Successors.    All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

        Section 7.11    Indemnification.    To the fullest extent permitted by law, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys' fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        Section 7.12    No Fractional Shares.    Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Stock or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        Section 7.13    Governing Law.    The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Illinois without reference to principles of conflict of laws, except as superseded by applicable federal law.

        Section 7.14    Benefits Under Other Plans.    Except as otherwise provided by the Committee, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant's benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant's employer. The term "Qualified Retirement Plan" means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Appendix A-13

        Section 7.15    Validity.    If any provision of the Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

        Section 7.16    Notice.    Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan, or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at the address set forth below:

    First Busey Corporation
    100 West University
    Champaign, IL 61820

        Such notices, demands, claims and other communications shall be deemed given:

          (a)   in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; or

          (b)   in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company's senior human resources officer and Corporate Secretary.

ARTICLE 8
DEFINED TERMS; CONSTRUCTION

        Section 8.1    In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

          (a)   "10% Stockholder" means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

          (b)   "Award" has the meaning ascribed to it in Section 1.3.

          (c)   "Award Agreement" means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan. Such document is referred to as an agreement regardless of whether Participant signature is required.

          (d)   "Beneficiary Designation" has the meaning ascribed to it in Section 7.3.

          (e)   "Board" means the Board of Directors of the Company.

          (f)    "Business Combination" has the meaning ascribed to it in Section 4.2(c).

          (g)   "Cause" shall have the meaning set forth in the Participant's employment agreement (or other similar agreement) with the Company or a Subsidiary, or, if the such agreement does not contain a definition of "Cause" or the Participant has not entered into such an agreement with the Company or a Subsidiary, "Cause" shall mean (i) any act of (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or Subsidiary, or (ii) willful violation of any law, rule or regulation in connection with the performance of a Participant's duties (other than traffic violations or similar offenses), or (iii) with respect to any employee of the Company or Subsidiary, commission of any act of moral

Appendix A-14

  turpitude or conviction of a felony, or (iv) the willful or negligent failure of the Participant to perform his duties in any material respect.

          (h)   "Change in Control" has the meaning ascribed to it in Section 4.2.

          (i)    "Code" means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

          (j)    "Committee" means the Committee acting under Section 1.2.

          (k)   "Company" has the meaning ascribed to it in Section 1.1.

          (l)    "Company Voting Securities" has the meaning ascribed to it in Section 4.2(b).

          (m)  "Consultant" means any consultant, independent contractor, or other person who provides bona fide services to the Company or any of its Subsidiaries, but who is neither an employee nor a Director.

          (n)   "Deferred Compensation" means "deferred compensation" as defined under Code Section 409A.

          (o)   "Director" means a member of the board of directors of the Company or a Subsidiary.

          (p)   "Effective Date" has the meaning ascribed to it in Section 6.3.

          (q)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (r)   "Exercise Price" means the price established with respect to an option or SAR pursuant to Section 2.2.

          (s)   "Fair Market Value" shall, on any date, mean the officially-quoted closing selling price of the shares on such date on the principal national securities exchange on which such shares are listed or admitted to trading (including the New York Stock Exchange, Nasdaq Stock Market, Inc. or such other market or exchange in which such prices are regularly quoted) or, if there have been no sales with respect to shares on such date, or if the shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Code Sections 422 and 409A.

          (t)    "GAAP" means United States Generally Accepted Accounting Principles.

          (u)   "Good Reason" shall have the meaning set forth in the Participant's employment agreement (or other similar agreement) with the Company or a Subsidiary, or, if the such agreement does not contain a definition of "Good Reason" or the Participant has not entered into such an agreement with the Company or a Subsidiary, "Good Reason" shall mean the occurrence of any of the following events without the Participant's express written consent: (i) a change in the Participant's duties or responsibilities (including reporting responsibilities) that taken as a whole represents a material and adverse diminution of the Participant's duties, responsibilities or status with the Company (other than a temporary change that results from or relates to the incapacitation of the Participant due to physical or mental illness); (ii) a material reduction by the Company in the Participant's rate of annual base salary or annual target bonus opportunity (including any material and adverse change in the formula for such annual bonus target) as the same may be increased from time to time thereafter; (iii) any requirement of the Company that the location where the Participant performs the majority of the Participant's job duties be more than fifty (50) miles from the Participant's place of residence as of the date of the applicable Award Agreement; or (iv) any material breach of the applicable Award Agreement by the Company. Notwithstanding the foregoing, a Good Reason event shall not be deemed to have occurred if the Company cures such action, failure or breach within ten (10) days after receipt of

Appendix A-15

  notice thereof given by the Participant. The Participant's right to terminate employment for Good Reason shall not be affected by the Participant's incapacities due to mental or physical illness and the Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any event or condition constituting Good Reason; provided, however, that the Participant must provide notice of termination of employment within ninety (90) days following the initial existence of an event constituting Good Reason or such event shall not constitute Good Reason.

          (v)   "Incumbent Directors" has the meaning ascribed to it in Section 4.2(a).

          (w)  "ISO" has the meaning ascribed to it in Section 2.1(a).

          (x)   "Non-Qualifying Transaction" has the meaning ascribed to it in Section 4.2(c).

          (y)   "Other Stock-Based or Cash-Based Awards" has the meaning ascribed to it in Section 2.1(f).

          (z)   "Participant" means any individual who has received, and currently holds, an outstanding Award.

          (aa) "Performance-Based Award" has the meaning ascribed to it in Section 2.3.

          (bb) "Performance Goals" has the meaning ascribed to it in Section 2.3(a).

          (cc) "Performance Measures" has the meaning ascribed to it in Section 2.3(a).

          (dd) "Plan" has the meaning ascribed to it in Section 1.1.

          (ee) "Prior Plans" has the meaning ascribed to it in Section 2.2.

          (ff)  "Prior Plan Award" has the meaning ascribed to it in Section 3.2(b).

          (gg) "Qualified Retirement Plan" has the meaning ascribed to it in Section 7.14.

          (hh) "Qualifying Termination" has the meaning ascribed to it in Section 4.1(a).

          (ii)   "Securities Act" means the Securities Act of 1933, as amended from time to time.

          (jj)   "SAR" has the meaning ascribed to it in Section 2.1(b).

          (kk) "Stock" means the common stock of the Company, $.001 par value per share.

          (ll)   "Subsidiary" means any corporation, affiliate or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50% of the capital or profits interests.

          (mm)  "Surviving Entity" has the meaning ascribed to it in Section 4.2(c).

          (nn) "Termination of Service" means the first day occurring on or after a grant date on which the Participant ceases to be an employee of, or service provider to (which, for purposes of this definition, includes Directors and Consultants), the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

      (i)
      The Participant's cessation as an employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

      (ii)
      The Participant's cessation as an employee or service provider shall not be deemed to occur by reason of the Participant's being on a leave of absence from the

Appendix A-16

        Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant's services.

      (iii)
      If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an employee of or service provider to the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant's Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

      (iv)
      A service provider whose services to the Company or a Subsidiary are governed by a written agreement with the service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider will cease to be a service provider on the date that is 90 days after the date the service provider last provides services requested by the Company or any Subsidiary (as determined by the Committee).

      (v)
      Unless otherwise provided by the Committee or as required by Section 8.1(oo)(vi), a Participant shall not be deemed to have incurred a Termination of Service by ceasing to provide services as an employee, Director or Consultant if such Participant continues to provide services in a different capacity as an employee, Director or Consultant (as applicable).

      (vi)
      Notwithstanding the forgoing, in the event that any Award constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner not to be inconsistent with the definition of "Separation from Service" as defined under Code Section 409A and the regulations promulgated thereunder.

        Section 8.2    In the Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

          (a)   actions permitted under the Plan may be taken at any time and from time to time in the actor's reasonable discretion;

          (b)   references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

          (c)   in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, but excluding";

          (d)   references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

          (e)   indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

          (f)    "including" means "including, but not limited to";

          (g)   all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to the Plan unless otherwise specified;

Appendix A-17

          (h)   all words used in the Plan will be construed to be of such gender or number as the circumstances and context require;

          (i)    the captions and headings of articles, sections, schedules and exhibits appearing in or attached to the Plan have been inserted solely for convenience of reference and shall not be considered a part of the Plan nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions;

          (j)    any reference to a document or set of documents in the Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

          (k)   all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

Appendix A-18

FIRST BUSEY CORPORATION 100 WEST UNIVERSITY AVENUE CHAMPAIGN, IL 61820

VOTE BY INTERNET- www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 19, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 17, 2020 for shares held in the ESPP Plan. Have your proxy card in hand when you access the web site and follow  the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign upfor electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE· 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 19, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 17, 2020 for shares held in the ESPP Plan,Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E93199-P35300                                 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST BUSEY CORPORATION The Board of Directors recommends you vote “FOR” the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors	☐	☐	☐
Nominees:
01) George Barr 06) Frederic L. Kenney 02) Stanley J. Bradshaw 07) Stephen V. King 03) Michael D. Cassens 08) Gregory B. Lykins 04) Van A. Dukeman 09) Thomas G. Sloan 05) Karen M. Jensen

The Board of Directors recommends you vote “FOR” the following proposals:					For	Against	Abstain

2. To approve, in a non-binding, advisory vote, the compensation of our named executive officers, as described in the accompanying proxy statement, which is referred to as a “say-on-pay” proposal.					☐	☐	☐

3. To approve the First Busey Corporation 2020 Equity Incentive Plan.					☐	☐	☐

4. To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 66,666,667 to 100,000,000.					☐	☐	☐

5. To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.					☐	☐	☐

NOTE: This proxy will be voted in the discretion of the named proxies upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

E93200-P35300

FIRST BUSEY CORPORATION

Annual Meeting of Stockholders

May 20, 2020 5:00 p.m. (CDT)

This proxy is solicited by the Board of Directors

I, the undersigned stockholder of First Busey Corporation (the “Company”), having received notice of Annual Meeting of Stockholders, do hereby nominate, constitute and appoint, each of Helen Grandone and Tom Brown, my true and lawful attorney and proxy, each with full power of substitution, for me and in my name, place and stead to vote all of the shares of common stock of the Company, $.001 par value, standing in my name on its books on March 23, 2020, at the Annual Meeting of the Stockholders of the Company, to be held at 100 W. University Avenue, Champaign, Illinois 61820, on May 20, 2020, at 5:00 p.m., Central Time, and at any postponement or adjournment thereof,with all powers the undersigned would possess if personally present, as follows:

This proxy will be voted as directed, or if no instructions are given, it will be voted “FOR” the nominees listed under Proposal 1 and “FOR” Proposals 2, 3, 4 and 5.

The Company is monitoring the emerging public health impact of the coronavirus (COVID-19) and is considering the possibility that the Annual Meeting may be held by means of remote communication, including, but not limited to, holding only a virtual meeting. If we take these steps, we will announce the decision to do so in advance, and details on how to participate in the Annual Meeting will be announced via press release and the filing of additional proxy materials with the Securities and Exchange Commission and will be available on our website at http://ir.busey.com. The health and well-being of our stockholders and employees is of primary importance to us. As always, we encourage you to vote your shares by proxy prior to the Annual Meeting.

Continued and to be signed on reverse side